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As Filed with the Securities and Exchange Commission on February 6, 2008  File No. 333-140567.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 5

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

J-KAN, INC.
(Name of small business issuer in its charter)
Arkansas	5812	71-0822436
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1823 Phoenix Avenue

 Ft. Smith, Arkansas 72903

(479) 461-6810

(Address and telephone number of principal executive offices and principal place of business)

Jerry W. Neel, Jr.

1823 Phoenix Avenue

Ft. Smith, Arkansas 72903

(479) 461-6810

(Name, address and telephone number of agent for service)

Copies to:

Harrison Law, P.A.

Diane J. Harrison, Esq.

6860 Gulfport Blvd. South No. 162, S. Pasadena, FL 33707

Telephone 941-723-7564 Facsimile: 941-531-4935

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock par value $0.01 (2)	858,000	$1.00	$858,000.00	$26.34
Total	858,000	$1.00	$858,000.00	$100.00
(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2) 858,000 shares of common stock relate to the Offering by forty-five (45) selling security holders. This includes 340,000 shares beneficially owned by our current officers, directors and affiliated persons.

(3) Minimum fee pursuant to Securities and Exchange Commission

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The information in this prospectus is not complete and may be changed. The securities offered by this prospectus may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is neither an offer to sell these securities nor a solicitation of an offer to buy these securities in any state where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Dated February 6, 2008

J-KAN, INC.
The Securities Being Offered by J-Kan, Inc. Are Shares of Common Stock
Shares offered by Security Holders:	858,000

This prospectus relates to 858,000 shares of which are owned as of the date of this prospectus and being offered by the security holders named in this prospectus under the caption "Selling Security Holders." The selling security holders may use the services of participating brokers/dealers licensed by the National Association of Securities Dealers, Inc., each of which will receive a commission from the shares offered and sold by such participating broker/dealer. Affiliated and non-affiliated selling security holders must sell their shares at the fixed price of $1.00 per share for the duration of this offering or until we are quoted on the OTCBB or listed on a securities exchange and then they may sell at market prices or in negotiated private transactions.  Our selling security holders are underwriters as defined in the Securities Act of 1933.

Our common stock is presently not traded on any market or securities exchange. It is our intention to seek quotation on the OTC Bulletin Board (“OTCBB”) subsequent to the date of this prospectus. There is no assurance our application to the NASD will be approved.

The purchasers of common stock in this offering may be receiving an illiquid security.

We will not receive any proceeds from the sale of shares of common stock by the selling shareholders. We will incur all costs associated with this registration statement and prospectus.

Our common stock is not currently listed or quoted on any quotation medium and involves a high degree of risk. You should read the "RISK FACTORS" section beginning on page 2 before you decide to purchase any of our common stock.

Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

	Per Share	Total
Price to Public	$1.00	$858,000.00
Underwriting Discounts and Commissions	-0-	-0-
Proceeds to J-Kan, Inc. (1)	-0-	-0-
(1) J-Kan will not receive any of the proceeds however we will pay the offering costs of this registration statement.

The date of this prospectus is February 6, 2008

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TABLE OF CONTENTS

PROSPECTUS SUMMARY
RISK FACTORS
Risks Related to the Company
Risks Related to this Offering
A NOTE CONCERNING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DETERMINATION OF OFFERING PRICE
DILUTION
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
IMPACT OF THE "PENNY STOCK" RULES ON BUYING OR SELLING OUR COMMON STOCK
SELLING SECURITY HOLDERS
PLAN OF DISTRIBUTION
DESCRIPTION OF BUSINESS
Business Development
Our Business
Reports to Security Holders
LEGAL PROCEEDINGS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
Our Business
Results of Operations
Liquidity & Capital Resources
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
AUDIT COMMITTEE
DISCLOSURE CONTROLS AND PROCEDURES
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DESCRIPTION OF SECURITIES
INTEREST OF NAMED EXPERTS AND COUNSEL
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
LEGAL MATTERS
EXPERTS
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
WHERE YOU CAN FIND MORE INFORMATION
FINANCIAL STATEMENTS
PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Indemnification of Directors and Officers
Other Expenses of Issuance and Distribution
Recent Sales of Unregistered Securities
Index of Exhibits
Undertakings
SIGNATURES

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PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding J-Kan, Inc. (“Us,” “We,” “Our,” "J-KAN,” the “Company,” or "the Corporation") and our financial statements and the related notes appearing elsewhere in this prospectus.

The Corporation
Our Business:

J-Kan, Inc. specializes in Bar-B-Q style food.  We operate a restaurant and a catering business in Ft. Smith, Arkansas under the names Jerry Neel’s Barbeque and Jerry Neel’s Catering, respectively.  J-Kan has been doing business under their current corporate name since September 4, 1998.  Prior to this, it was conducting business under the name Neel’s Food Service, Inc., and was doing so since June 18, 1976.  Neel’s Food Service, Inc. was owned by Jerry and Sandra Neel, the parents of Jerry “Jake” Neel, Jr.  Jerry “Jake” Neel and his wife Marisu bought the business, Jerry Neel’s Barbeque, from his parents in 1998 and organized under the corporate name J-Kan, Inc.  J-Kan, Inc. purchased all of the stock in Neel’s Food Service, Inc. which operated Jerry Neel’s Barbeque.

We kept the restaurant business at the original location in Ft. Smith, where they have been operating for over thirty (30) years.  We believe Jerry Neel’s has established a solid reputation.  The Company believes that it has significant clientele and provides what we believe to be the top “hometown” barbeque restaurant in Ft. Smith.  We operate as a family style restaurant with an emphasis on quality of food and customer service. We operate our restaurant in a town of approximately 80,000 in population and the business license department in Ft. Smith shows our restaurant as the only licensed barbeque restaurant in Ft. Smith.  We do not know of limitations that would prevent another barbeque restaurant from obtaining a business license in Ft. Smith and providing competing restaurant services.  Jerry Neel’s Barbeque is currently the only barbeque restaurant to offer eat-in, order to go, and drive-up window service in Ft. Smith, Arkansas.  The same food is available for catering.

Our catering business operates under the name Jerry Neel’s Catering.  The catering business offers the same food that we make in our sit-down restaurant.  By using the same menu items for our catering as we do in our restaurant, we are able to utilize the restaurant suppliers and employees for the food supplied to our catering customers.  This allows us to save on our hard costs related to the purchase of food supplies as well as the personnel costs required to produce the finished product.

J-Kan’s facility is in a leased, one story building situated on a main thoroughfare.  The building was built in 1977 and is 4,000 square feet in size. The building is comprised of 2,300 square feet of food preparation area, 1,500 square feet of dining area, which seats eighty-eight (88) patrons, and a 200 square foot office. The Company considers its restaurant to be the largest barbeque restaurant in Ft. Smith.  We are open for lunch and dinner from 10:30 a.m. until 9:00 p.m. Monday through Saturday.  Our restaurant is dark every Sunday.

Our fiscal year begins August 1st and ends on July 31st of each year.

Our State of Organization:

We were incorporated in Arkansas on June 18, 1976 under the name Neel’s Food Service, Inc.  When the business was purchased by Jerry “Jake” Neel and his wife Marisu in 1998 the corporate name was changed to J-Kan, Inc. J-Kan, Inc. owns 100% of the stock of Neel’s Food Service, Inc. and the restaurant still operates under the name Jerry Neel’s Barbeque.  Our principal executive offices are located at 1823 Phoenix Avenue, Ft. Smith, Arkansas 72903. Our phone number is (479) 461-6810.

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The Offering
Number of Shares Being Offered:

The selling security holders are offering to sell up to 858,000 shares of common stock at $1.00 per share. Issuance of these shares to the selling security holders was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended.  Affiliated and Non-affiliated selling security holders must sell their stock at the fixed price of $1.00 per share for the duration of this offering or until our securities become quoted on a securities exchange and thereafter at market prices or in negotiated private transactions.  Selling shareholders are “underwriters” as defined under the Securities Act of 1933.

Number of Shares Outstanding After the Offering:

1,686,000 shares of our common stock are issued and outstanding. We have no other securities issued.  The 858,000 shares of common stock to be sold under this Prospectus will be sold by existing shareholders. There is no established market for the common stock being registered. We intend to apply to the NASD’s OTC Bulletin Board for the trading of our common stock. We must secure a market maker to file a Form 211 application on our behalf.  As of the date of the filing of this registration statement, we have not agreed with any market maker to file a Form 211 for us.  If our common stock becomes quoted and a market for the stock develops, the actual price of the shares will be determined by prevailing market prices at the time of the sale. Trading of securities on the NASD’s OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling or obtaining market quotations, which may have a depressive effect on the market price for our common stock.

Selected Financial Data
	As of October 31, 2007 (Reviewed)	As of October 31, 2006 (Reviewed)	As of July 31, 2007 (Audited)	As of July 31, 2006 (Audited)
Consolidated Balance Sheet
Total Assets	$ 193, 704	$ 215,130	$ 189,412	$ 181,886
Total Liabilities (Current and Long-Term)	196,283	203,230	161,381	172,278
Total Stockholders’ Equity (Deficit)	(2,579)	11,900	28,031	9,608
Total Liabilities and Stockholders’ Equity	193, 704	215,130	189,412	181,886

Consolidated Statement of Operations
Revenue	$ 283,651	$ 283,077	$ 1,091,377	$ 1,149,386
Total Expense	311,897	281,014	1,073,832	1,106,175
Interest Income (expense)	(364)	(799)	(460)	(2,543)
Benefit (Provision) for Income Taxes	(2,000)	1,000	995	(15,216)
Net Income (Loss)	(30,610)	2,264	18,080	25,452

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RISK FACTORS

Before you invest in our common stock, you should be aware that there are risks, as described below. You should carefully consider these risk factors together with all of the other information included in this prospectus before you decide to purchase shares of our common stock. Any of the following risks could adversely affect our business, financial condition and results of operations. We have incurred substantial losses from inception while realizing limited revenues and we may never generate substantial revenues or be profitable in the future.

Risks Related To the Company

(1) Intense Competition In The Restaurant Industry Could Make It More Difficult To Expand Our Business And Could Also Have A Negative Impact On Our Operating Results If Customers Favor Our Competitors Or We Are Forced To Change Our Pricing And Other Marketing Strategies to Compete.

The restaurant industry is highly competitive. In our market, our restaurant competes with a large number of national and regional restaurant chains, as well as locally owned restaurants, offering low and medium-priced fare. We also compete with convenience stores, delicatessens, and prepared food counters in grocery stores, supermarkets, cafeterias, and other purveyors of moderately priced and quickly prepared food.

Jerry Neel’s BBQ’s competitors include national restaurant chains, such as Chili’s, Friday’s, and Applebee’s as well as quick-service hamburger restaurant chains and other types of quick-casual restaurants. Our restaurant, although not a part of the quick-casual segment of the restaurant industry, competes with quick-service restaurants and traditional casual dining restaurants.

To remain competitive, we, as well as certain other major quick-casual and quick-service restaurant chains, have increasingly offered selected food items and combination meals at discounted prices. These changes in pricing and other marketing strategies have had, and in the future may continue to have, a negative impact on our sales and earnings.

(2) Factors Specific To The Quick-Casual And Quick-Service Restaurant Segments May Adversely Affect Our Results Of Operations, Which May Cause A Decrease In Earnings And Revenues.

The quick-casual and quick-service restaurant segments are highly competitive and can be materially adversely affected by many factors, including:

•

changes in local, regional or national economic conditions;

•

changes in demographic trends;

•

changes in consumer tastes;

•

changes in traffic patterns;

•

increases in fuel prices, including a continuation of the current relatively higher levels of gasoline prices;

•

consumer concerns about health and nutrition;

•

increases in the number of, and particular locations of, competing restaurants;

•

inflation;

•

increases in utility costs;

•

increases in the cost of food, such as beef and chicken, and packaging;

•

consumer dietary considerations;

•

increased labor costs, including healthcare and minimum wage requirements;

•

regional weather conditions; and

•

the availability of experienced management and hourly-paid employees.

(3) Our Continued Growth Depends On Our Ability To Expand our Current Restaurant and Catering Operations, Which In Turn Depends On Our Continued Access To Capital.

Our continued growth depends on our ability to increase revenues at our current location and, possibly in the future, to open additional Jerry Neel’s Barbeque restaurants. Operating our restaurant involves substantial risks, including the following:

•

the inability to fund refurbishment;

•

costs that exceed budgeted amounts;

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•

delays in completion of construction during our remodeling;

•

the inability to obtain all necessary zoning and construction permits;

•

achieving desired revenue or cash flow levels;

•

incurring substantial unrecoverable costs in the event remodeling is abandoned prior to completion;

•

changes in governmental rules, regulations and interpretations; and

•

changes in general economic and business conditions.

We cannot assure you that our growth plans can be achieved. We cannot assure you that we will be able to manage our operations effectively and our failure to do so could adversely affect our results of operations. In addition, our ability to grow, as well as our ability to meet other anticipated capital needs, will depend on our continued access to external financing, including borrowings under our credit facility. We cannot assure you that we will have access to the capital we need on acceptable terms or at all, which could materially adversely affect our business.

Additionally, we may encounter difficulties growing beyond our presence in our existing core market. We cannot assure you that we will be able to successfully grow our market presence beyond the current key region within our existing market, as we may encounter well-established competitors in new areas. As a result of the foregoing, we cannot assure you that we will be able to successfully integrate or profitably operate new restaurants outside our market.

(4) Because We Currently Operate Only One Restaurant, Any Potential Expansion Into New Markets May Present Increased Risks Due To Our Unfamiliarity With The Area.

We currently operate a single restaurant.  If we expand, some of our new restaurants will be located in areas where we have little or no meaningful experience. Those markets may have different competitive conditions, consumer tastes and discretionary spending patterns than our existing markets, which may cause our new restaurants to be less successful than our restaurant in our existing market or to incur losses. An additional risk of expanding into new markets is the lack of market awareness of the Jerry Neel’s Barbeque brand. Restaurants opened in new markets may open at lower average weekly sales volumes than our restaurant in our existing market, and may have higher restaurant-level operating expense ratios than our current restaurant. Sales at restaurants opened in new markets may take longer to reach, or may never reach, our current average unit volumes, thereby adversely affecting our operating results.

(5) We Could Be Adversely Affected By Additional Instances Of “Mad Cow” Disease, “Avian” Flu Or Other Food-Borne Illness, As Well As Widespread Negative Publicity Regarding Food Quality, Illness, Injury Or Other Health Concerns.

Negative publicity about food quality, illness, injury or other health concerns (including health implications of obesity and transfatty acids) or similar issues stemming from one restaurant or a number of restaurants could materially adversely affect us, regardless of whether they pertain to our own restaurant or to restaurants owned or operated by other companies. For example, health concerns about the consumption of beef or chicken or specific events such as the outbreak of “mad cow” disease or “avian” flu could lead to changes in consumer preferences, reduce consumption of our products and adversely affect our financial performance. These events could reduce the available supply of beef or chicken or significantly raise the price of beef or chicken.

In addition, we cannot guarantee that our operational controls and employee training will be effective in preventing food-borne illnesses, food tampering and other food safety issues that may affect our restaurants. Food-borne illness or food tampering incidents could be caused by customers, employees or food suppliers and transporters and, therefore, could be outside of our control. Any publicity relating to health concerns or the perceived or specific outbreaks of food-borne illnesses, food tampering or other food safety issues attributed to one or more of our restaurants could result in a significant decrease in guest traffic in all of our restaurants and could have a material adverse effect on our results of operations. In addition, similar publicity or occurrences with respect to other restaurants or restaurant chains could also decrease our guest traffic and have a similar material adverse effect on us.

(6) We Use Commodities Such as Meats, Fruits, Vegetables, Sugar and Other Raw Materials to Make Our Products That May Be Subject to Certain Price Pressures and if The Cost of Our Raw Materials Increases it May reduce Our Profits.

We have numerous sources from which to obtain our raw materials. However, we are exposed to the same economic risks associated with the factors that can affect commodities such as weather, market conditions or transportation related economic risks.  If the price of our raw materials increases significantly, it may reduce our margins and negatively affect our profits, if any.

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(7) We May Incur Significant Liability Or Harm to our Reputation If Claims Are Brought Against Us.

We may be subject to complaints, regulatory proceedings or litigation from guests or other persons alleging food-related illness, injuries suffered in our premises or other food quality, health or operational concerns, including environmental claims. In addition, in recent years a number of restaurant companies have been subject to lawsuits, including class action lawsuits, alleging, among other things, violations of federal and state law regarding workplace and employment matters, discrimination, harassment, wrongful termination and wage, rest break, meal break and overtime compensation issues and, in the case of quick-service restaurants, alleging that they have failed to disclose the health risks associated with high-fat foods and that their marketing practices have encouraged obesity. We may also be subject to litigation or other actions initiated by governmental authorities, our employees and our franchisees, among others, based upon these and other matters. A significant judgment against us could have a material adverse effect on our financial performance or liquidity. Adverse publicity resulting from such allegations or occurrences or alleged discrimination or other operating issues stemming from our location or a future location, could adversely affect our business, regardless of whether the allegations are true, or whether we are ultimately held liable. Any cases filed against us could materially adversely affect us if we lose such cases and have to pay substantial damages or if we settle such cases. In addition, any such cases may materially and adversely affect our operations by increasing our litigation costs and diverting our attention and resources to address such actions. In addition, if a claim is successful, our insurance coverage may not cover or be adequate to cover all liabilities or losses and we may not be able to continue to maintain such insurance, or to obtain comparable insurance at a reasonable cost, if at all. If we suffer losses, liabilities or loss of income in excess of our insurance coverage or if our insurance does not cover such loss, liability or loss of income, there could be a material adverse effect on our results of operations.

(8) Changes In Consumer Taste Could Negatively Impact Our Business.

We obtain our revenues from the sale of barbeque foods. The quick-casual and quick-service restaurant segments are characterized by the frequent introduction of new products, often accompanied by substantial promotional campaigns and are subject to changing consumer preferences, tastes, and eating and purchasing habits. Our success depends on our ability to anticipate and respond to changing consumer preferences, tastes and eating and purchasing habits, as well other factors affecting the restaurant industry, including new market entrants and demographic changes. We may be forced to make changes in our menu items in order to respond to changes in consumer tastes or dining patterns, and we may lose customers who do not prefer the new menu items. In recent years, numerous companies in the quick-casual and quick-service restaurant segments have introduced products positioned to capitalize on the growing consumer preference for food products that are, or are perceived to be, healthy, nutritious, low in calories and low in fat content. If we do not continually develop and successfully introduce new menu offerings that appeal to changing consumer preferences or if we do not timely capitalize on new products, our operating results will suffer. In addition, any significant event that adversely affects consumption of our products, such as cost, changing tastes or health concerns, could adversely affect our financial performance.

(9) If A Significant Disruption In Service Or Supply By Any Of Our Suppliers Or Distributors Were To Occur, It Could Create Disruptions In The Operations Of Our Restaurants, Which Could Have A Material Adverse Effect On Our Business.

Our financial performance is dependent on our continuing ability to offer fresh, quality food at competitive prices. If a significant disruption in service or supply by certain of our suppliers or distributors were to occur, it could create disruptions in the operations of our restaurants, which could have a material adverse effect on us.

For our restaurant, we have negotiated directly with local and national suppliers for the purchase of food and beverage products and supplies. Our restaurants’ food and supplies are ordered from approved suppliers and are shipped via distributors to the restaurant. With respect to our distributors, if any of our distributors is unable to service us, this could lead to a material disruption of service or supply until a new distributor is engaged, which could have a material adverse effect on our business.

(10) If Labor Costs Increase, We May Not Be Able To Make A Corresponding Increase In Our Prices And Our Operating Results May Be Adversely Affected.

Wage rates for a substantial number of our employees are at or slightly above the minimum wage. As federal and/or state minimum wage rates increase, we may need to increase not only the wage rates of our minimum wage employees but also the wages paid to the employees at wage rates which are above the minimum wage, which will increase our costs. To the extent that we are not able to raise our prices to compensate for increases in wage rates, this could have a material adverse effect on our operating results.

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(11) The Efficiency And Quality Of Our Competitors’ Advertising And Promotional Programs And The Extent And Cost Of Our Advertising Programs Could Have A Material Adverse Effect On Our Results Of Operations And Financial Condition.  Should our competitors increase spending on advertising and promotion, should the cost of television or radio advertising increase, should our advertising funds materially decrease for any reason, or should our advertising and promotion be less effective than our competitors’, there could be a material adverse effect on our results of operations and financial condition.

(12) If We Expand And Have Multiple Operational Restaurants, Each Newly Developed Restaurant May Reduce Sales At Our Existing Restaurant.

We currently operate a single restaurant.  Should we expand and open additional locations or offer franchises, we anticipate some of the new restaurants will be in our existing market. At that time, to the extent that we open a new restaurant in the vicinity of one or more of our existing restaurants with the same barbeque theme, it is possible that some of the customers who previously patronized those existing restaurants may choose to patronize the new restaurant instead, reducing sales at those existing restaurants. Accordingly, to the extent we open new restaurants in our existing market, sales at some of our then existing restaurants may decline.

(13) Our Business Is Regional And We Therefore Face Risks Related To Reliance On Certain Markets.

Our restaurant is located in Arkansas in a town of approximately 80,200. Therefore, the economic conditions, state and local government regulations, weather conditions or other conditions affecting Arkansas may have a material impact on the success of our restaurant in this location. Our restaurant is located in a region that is susceptible to severe weather conditions. As a result, adverse weather conditions in this area could damage this restaurant, result in fewer guest visits to this restaurant and otherwise have a material adverse impact on our business.

(14) The Loss Of The Services Of Our Senior Executives Could Have A Material Adverse Effect On Our Business, Financial Condition Or Results Of Operations.

Our success depends to a large extent upon the continued services of our senior management, including Jerry “Jake” Neel, Jr., Chairman of the Board and Chief Executive Officer, and Marisu Neel, Vice-president/Director who have substantial experience in our restaurant. We believe that it would be extremely difficult to replace Mr. Neel and Ms. Neel with individuals having comparable experience. Consequently, the loss of the services of these two executives could have a material adverse effect on our business, financial condition or results of operations.

(15) Government Regulation Could Adversely Affect Our Financial Condition And Results Of Operations.

We are subject to extensive laws and regulations relating to the development and operation of restaurants, including regulations relating to the following:

•

zoning;

•

the preparation and sale of food;

•

liquor licenses which may allow us to serve alcoholic beverages at our restaurant;

•

employer/employee relationships, including minimum wage requirements, overtime, working and safety conditions, and citizenship requirements;

•

federal and state laws that prohibit discrimination and laws regulating design and operation of facilities, such as the Americans With Disabilities Act of 1990; and

•

federal and state regulations governing the operations of franchises, including rules promulgated by the Federal Trade Commission.

In the event that legislation having a negative impact on our business is adopted, you should be aware that it could have a material adverse impact on us. For example, substantial increases in the minimum wage could adversely affect our financial condition and results of operations. Local zoning or building codes or regulations can cause substantial delays in our ability to build and open new restaurants. Local authorities may deny our licenses if they determine that our conduct violates applicable regulations. Any failure to obtain and maintain required licenses, permits and approvals could adversely affect our operating results.

(16) The Costs of Operating as a Public Company are High and We May Not be Able to Afford the Cost of Operating as a Public Company.

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We have no experience at operating as a public company.  It may be necessary for us to retain outside consultants and other professionals to assist us in meeting the requirements of being a fully reporting company.  These costs may be too great for us to bear.  If we not be able to bear these costs, we will be forced to withdraw the registration of our stock and return to being a private company.  Investors will be at risk to lose all or a part of their investment in the event we are forced to remain private as the market for our stock will be very illiquid.

Risks Related To This Offering

(17) There Is No Public Market for Our Shares, and There We Do Not Know If One Will Develop Due to the Limited Demand for Stocks In the Business Services We Offer.

Purchasers of these shares are at risk of no liquidity for their investment. Prior to this sale offering, there has been no established trading market for our securities, and we do not know that a regular trading market for the securities will develop after completion of this offering. The Selling Security Holders will be offering shares for sale in a company that has a very limited offering of bar-b-q restaurant services. Due to the limited services we offer, we anticipate that demand for our shares will not be very high. If a trading market does develop for the securities offered hereby, we do not know if it will be sustained. We plan to list the common stock for trading on the over-the-counter (“OTC”) Electronic Bulletin Board. Such application will be filed with the National Association of Securities Dealers (“NASD”). We must obtain the services of an N.A.S.D approved market maker to file an application for our company and we do not know if such market maker will be obtained to obtain a listing or if an established market for our common stock will be developed.

(18) We Do Not Expect To Pay Any Cash Dividends For The Foreseeable Future.

We do not anticipate that we will pay any cash dividends to holders of our common stock in the foreseeable future. The absence of a dividend on our common stock may increase the volatility of the market price of our common stock should we become quoted on the OTCBB or make it more likely that the market price of our common stock will decrease in the event of adverse economic conditions or adverse developments affecting our company. We are a holding company and conduct all of our operations through our direct subsidiary. As a result, for us to pay dividends, we would need to rely on dividends or distributions to us from our subsidiary.

(19) Because it May Be Difficult to Effect a Change in Control of J-Kan, Inc. Without Current Management Consent, Management May Be Entrenched Even Though Stockholders May Believe Other Management May Be Better and a Potential Suitor Who May Be Willing to Pay a Premium to Acquire Us May Not Attempt to Do So.

Jerry “Jake” Neel, Jr., President and Director, currently holds approximately 59.79% of our outstanding voting stock. Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us and entrenching current management even though stockholders may believe other management may be better. Potential suitors who otherwise might be willing to pay a premium to acquire us may decide not to acquire us because it may be difficult to effect a change in control of us without current management's consent. Mr. Neel has the ability to control the outcome on all matters requiring stockholder approval, including the election and removal of directors; any merger, consolidation or sale of all or substantially all of our assets; and the ability to control our management and affairs.

(20) The Possible Sales of Shares of Common Stock by Our Selling Security Holders May Have a Significant Adverse Effect on the Market Price of Our Common Stock Should a Market Develop.

The 858,000 shares of common stock offered by the selling security holders will be registered with the U.S. Securities Exchange Commission. The security holders may sell some or all of their shares immediately after they are registered. In the event that the security holders sell some or all of their shares, the price of our common stock could decrease significantly.

Our ability to raise additional capital through the sale of our stock may be harmed by these competing re-sales of our common stock by the selling security holders. Potential investors may not be interested in purchasing shares of our common stock if the selling security holders are selling their shares of common stock. The selling of stock by the security holders could be interpreted by potential investors as a lack of confidence in us and our ability to develop a stable market for our stock. The price of our common stock could fall if the selling security holders sell substantial amounts of our common stock. These sales may make it more difficult for us to sell equity or equity-related securities in this offering or in the future at a time and price that we deem appropriate because the selling security holders may offer to sell their shares of common stock to potential investors for less than we do.

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(21) Our Lack of Menu Diversification Could Result in the Devaluation of Our Stock if our Revenues From Our Primary Menu Offering Decreases.

We expect our business to solely consist of barbeque restaurant(s) and catering. We do not have any other menu items and a change in consumer tastes could adversely affect our revenue. While our lack of diversification has not hurt our profitability in the past, our expansion of operations may impact our lack of diversity. This lack of business diversification could cause you to lose all or some of your investment if we are unable to generate additional revenues since we do not expect to have any other menu lines other than barbeque.

 (22) There Has Been No Independent Valuation of the Stock, Which Means That the Stock May Be Worth less than the Purchase Price.

The per share purchase price has been determined by us without independent valuation of the shares. The offering price of the shares being offered by the selling security holders is not based on perceived market value, book value, or other established criteria. We did not obtain an independent appraisal opinion on the valuation of the shares. The shares may have a value significantly less than the offering price and the shares may never obtain a value equal to or greater than the offering price.

(23) The Penny Stock Rules Could Restrict the Ability of Broker-Dealers to Sell Our Shares Having a Negative Effect on Our Offering.

The SEC has adopted penny stock regulations which apply to securities traded over-the- counter. These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years. Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser's written consent to the transaction. If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock. Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market. Trading in our common stock will be subject to the "penny stock" rules. Due to the thinly traded market of these shares investors are at a much higher risk to lose all or part of their investment. Not only are these shares thinly traded but they are subject to higher fluctuations in price due to the instability of earnings of these smaller companies. As a result of the lack of a highly traded market in our shares investors are at risk of a lack of brokers who may be willing to trade in these shares.

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A NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates," "believes," "plans," "expects," "future," "intends," and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by J-Kan, Inc. described in "Risk Factors" and elsewhere in this prospectus. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements include:

•

an abrupt economic change resulting in an unexpected downturn in demand;

•

restrictive governmental regulations or excessive taxes on our products;

•

over-abundance of barbeque restaurants;

•

fewer food resources to support our restaurant;

•

expansion plans, access to new diners, and advances in technology; and

•

lack of working capital that could hinder our expansion;

•

change in consumers’ tastes that could lead to fewer diners patronizing barbeque restaurants.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this Prospectus by the selling shareholders. The selling shareholders will receive all proceeds from their sale.  We will however pay all of the costs associated with this registration.

DETERMINATION OF OFFERING PRICE

The price of the shares being offered by the selling security holders was arbitrarily determined. The offering price bears no relationship whatsoever to our assets or earnings. Among factors considered were:

•

Our capital structure,

•

The sales price in our subscription agreements exempt under Section 4(2) of the 1933 Securities Act,

•

The amount of capital to be raised by the Company privately in proportion to the amount of stock to be sold by our existing shareholders,

•

Our relative cash requirements, and

•

Our management expertise.

DILUTION

Eight hundred and fifty eight thousand (858,000) shares of the common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, it will not cause dilution to our existing shareholders.  In the future, we may issue additional shares, options and warrants and we may grant stock options to our officers, employees, directors, and consultants under a stock option plan, all of which may dilute our net tangible book value.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not quoted or traded on any quotation medium at this time. We intend to apply to have our common stock included for quotation on the NASD OTC Bulletin Board. There can be no assurance that an active trading market for our stock will develop. If our stock is included for quotation on the NASD OTC Bulletin Board, price quotations will reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Should a market develop for our shares, the trading price of the common stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results, announcements of technological innovations, new sales formats, or new services by us or our competitors, changes in financial estimates by securities analysts, conditions or trends in Internet or traditional retail markets, changes in the market valuations of other equipment and furniture leasing service providers or accounting related business services, announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, additions or departures of key personnel, sales of common stock and other events or factors, many of which are beyond our control. In addition, the stock market in general, and the market for business services in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. These broad market and industry factors may materially adversely affect the market price of the common stock, regardless of our operating performance.  Consequently, future announcements concerning us or our competitors, litigation, or public concerns as to the commercial value of one or more of our products or services may cause the market price of our common stock to fluctuate substantially for reasons which may be unrelated to operating results. These fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our common stock.

At the present time we have no outstanding options or warrants to purchase securities convertible into common stock.

There are 1,686,000 shares of common stock that could be sold by the selling shareholders according to Rule 144.  We have agreed to register 858,000 of those shares. A brief description of Rule 144 follows:

The common stock sold in this offering will be freely transferable without restrictions or further registration under the Securities Act, except for any shares purchased by an “affiliate.” An “Affiliate” is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control of the issuer. The definition of an "Affiliate" is critical to the operation of Rule 144, promulgated under the Securities Act. Rule 144 provides for restrictions on the amount of securities that can be sold by an affiliate during a given period of time. In general, pursuant to Rule 144, a shareholder who has satisfied a one year holding period may, under certain circumstances, sell within any three month period a number of securities which does not exceed the great of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Further, Rule 144 permits, under certain circumstances, the sale of securities, without any quantity limitation, by our shareholders who are not affiliates and who have satisfied a two-year holding period.

Cash dividends have not been paid during the last three (3) years. In the near future, we intend to retain any earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. The declaration and payment of cash dividends by us are subject to the discretion of our board of directors. Any future determination to pay cash dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant at the time by the board of directors. We are not currently subject to any contractual arrangements that restrict our ability to pay cash dividends.

We have forty-five (45) stockholders of record of our common stock as of October 31, 2006. The CUSIP number for our common stock is 46620T 1 09.

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IMPACT OF THE "PENNY STOCK" RULES ON BUYING OR SELLING OUR COMMON STOCK

The SEC has adopted penny stock regulations which apply to securities traded over-the- counter. These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years. Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser's written consent to the transaction. If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock. Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market.

Trading in our common stock will be subject to the "penny stock" rules.

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SELLING SECURITY HOLDERS

This prospectus is being used for the offering of shares of our common stock owned by selling security holders. The selling security holders may offer for sale up to 858,000 of the 1,686,000 shares of our common stock issued to them. Selling security holders, both Affiliates1 and Non-Affiliates, must sell their shares at the fixed price of $1.00 per share during the duration of this offering or until our securities become quoted on a securities exchange and thereafter at market prices or in negotiated private transactions. We will not receive any proceeds from such sales. The sale of the securities by the selling security holder is subject to the prospectus delivery and other requirements of the Securities Act. All selling security holders have been advised to notify any purchaser of their shares that none of the proceeds from the sale of their stock will go to the company. All expenses of this offering are being paid for by us on behalf of selling security holders. The following table sets forth information on our selling security shareholders.

1An “Affiliate” is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control of the issuer. 17 C.F.R. § 240.10b-18(a)(2) (2006).

Table 1.0 Selling Security Holders

Name of security holder	Shares beneficially owned as of the date of this prospectus (1)(2)	Percent owned as of the date of this prospectus	Maximum number of shares to be sold pursuant to this prospectus	Percent owned after offering if the selling security holder sells all of his/her shares	Position, office or other material relationship to the company within last three years
Jerry Neel, Jr.	1,028,000	60.97%	200,000	49.11%	President, Secretary, Director, Husband of Vice-President
Marisu Neel	28,000	1.66%	28,000	0%	Vice-President, Treasurer, Director, Wife of President
Jerry Neel, Sr.	28,000	1.66%	28,000	0%	Director, Father of President, Husband of Director Sandra Neel
Sandra Neel	28,000	1.66%	28,000	0%	Director, Mother of President, Wife of Director Jerry Neel, Sr.
Rodney Neel	14,000	0.83%	14,000	0%	Brother of President
Caroline Neel	14,000	0.83%	14,000	0%	Sister-in-law of President
J. Scott Neel	14,000	0.83%	14,000	0%	Brother of President
Dennis Neel	14,000	0.83%	14,000	0%	Brother of President
Katelyn Neel	14,000	0.83%	14,000	0%	Daughter of President
Natalie Neel	14,000	0.83%	14,000	0%	Daughter of President
Paul W. Neel	14,000	0.83%	14,000	0%
Eric K. Neel	14,000	0.83%	14,000	0%
Michele Cardamore	14,000	0.83%	14,000	0%
Nathan Cardamore	14,000	0.83%	14,000	0%
Andrew Cardamore	14,000	0.83%	14,000	0%
Jim Dowdy	14,000	0.83%	14,000	0%
Angela Dowdy	14,000	0.83%	14,000	0%
Janice Udouj	14,000	0.83%	14,000	0%
Betty Schrader	14,000	0.83%	14,000	0%
Steve Whitlock	14,000	0.83%	14,000	0%
Herb Click	14,000	0.83%	14,000	0%
Stephanie Click	14,000	0.83%	14,000	0%
Darrell Hayes	14,000	0.83%	14,000	0%
JoAnn Hayes	14,000	0.83%	14,000	0%
Darrick W. Hatton	14,000	0.83%	14,000	0%
Fonda Kirschner	14,000	0.83%	14,000	0%
Greg Gipson	14,000	0.83%	14,000	0%	Brother-in-law of President

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Karen Gipson	14,000	0.83%	14,000	0%	Sister of President
Sharron M. Burton	14,000	0.83%	14,000	0%
Breck Hatcher	14,000	0.83%	14,000	0%
Virginia Hatcher	14,000	0.83%	14,000	0%	Mother of Director Marisu Neel
Sharon Bartsch	14,000	0.83%	14,000	0%
Jerry D. Womack, Sr.	14,000	0.83%	14,000	0%
Rebecca S. Little	14,000	0.83%	14,000	0%
Melissa Real	14,000	0.83%	14,000	0%
Joanna Albert	14,000	0.83%	14,000	0%
Gail Phillips	14,000	0.83%	14,000	0%
Maytha D. Reather	14,000	0.83%	14,000	0%
Donna Grimes	14,000	0.83%	14,000	0%
Gilbert A. Foster	14,000	0.83%	14,000	0%
Kristan Lewellen	14,000	0.83%	14,000	0%
Roger Hayward	14,000	0.83%	14,000	0%
Sara M. Ash	14,000	0.83%	14,000	0%
James Fiske	14,000	0.83%	14,000	0%
Becky DeVore	14,000	0.83%	14,000	0%

(1) On October 11, 2006 the par value of the stock was changed from no par value to $0.01.

(2)  All of the figures presented in Table 1.0 above have given retroactive effect to the forward stock split of 20:1that occurred on December 9, 2006.

All of the shares offered by this prospectus may be offered for sale, from time to time, by the selling shareholders, pursuant to this prospectus, in one or more private or negotiated transactions, in open market transactions in the over-the-counter market, or otherwise, or by a combination of these methods, at fixed prices that may be changed, at negotiated prices, or otherwise. The selling shareholders may effect these transactions by selling their shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions. Each of the selling shareholders is an "underwriter" within the meaning of the Securities Act in connection with each sale of shares. The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales. In the event the selling security holders sell all of their shares in the secondary offering they will own no shares in the company upon completion of the secondary offering.

During the last three (3) years, unregistered shares were sold under Section 4(2) of the Securities Act, as amended.  Each selling security holder acquired their shares under a specific stock subscription relying on the exemption provided by Section 4(2) of the Securities Act, as amended.  There are currently 1,686,000 shares issued and outstanding.  Of these, 1,000,000 were issued and outstanding over three (3) years ago.  Of the remaining 686,000 shares, there were 56,000 issued to officers and directors at the par value of $0.01 per share.  The remaining 630,000 shares were sold for cash to friends and family of the officers and directors at $0.01 per share.  The per share purchase price of $0.01 was determined by us without independent valuation of the shares. We established the offering price based on our estimate of capital and expense requirements, not based on perceived market value, book value, or other established criteria. We did not obtain an independent appraisal opinion on the valuation of the shares. The share figures discussed above include retroactive application of the forward stock split that occurred on December 9, 2006.

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PLAN OF DISTRIBUTION

Our affiliated selling security holders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from the selling security holders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling security holders), must sell their shares of common stock from time to time at the fixed price of $1.00 per share during this offering and non-affiliated selling security holders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from the selling security holders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling security holders), must sell their shares of common stock from time to time at the fixed price of $1.00 per share or until our securities are quoted on the OTCBB or other securities exchange and thereafter at prevailing market prices or privately negotiated prices or on any stock exchange or automated inter-dealer quotation system on which our common stock may be listed or otherwise at fixed prices that may be changed, at market prices prevailing at the time of sale, or at prices otherwise negotiated. In a post-effective amendment to this registration we will disclose pledgees, donees and other transferees of the selling security holders, if any, as selling security holders. The selling security holders may sell their shares of common stock by one or more of the following methods, without limitation:

•

block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

•

ordinary brokerage transactions and transactions in which the broker solicits purchases;

•

privately negotiated transactions;

•

short sales;

•

through the distribution of the shares by the selling security holder to its partners, members or stockholders;

•

one or more underwritten offerings on a firm commitment or self-underwritten basis; and

•

any combination of any of these methods of sale.

Each selling security holder has been advised that they must notify any potential purchaser of their shares that the shares are not being sold by the company and that their sale would provide no proceeds to the company.

In the event any of our selling security holders agree to sell their shares to a broker-dealer as a principal and the broker-dealer acts as an underwriter, we will file a post-effective amendment to our registration statement disclosing the name of the broker-dealer, providing information on the plan of distribution, and reflecting any other necessary changes. Any broker-dealer that will be involved must seek and obtain clearance of the underwriting compensation and arrangements from the NASD (National Association of Securities Dealers) Corporate Finance Department prior to the sale of any securities by the broker-dealer.  The maximum commission or discount to be received by any member of the National Association of Securities Dealers, Inc. or independent broker-dealer will not be greater than eight percent (8%) for the sale of any securities being registered.

The selling security holders may also transfer their shares by gift.

We do not know of any arrangements by the selling security holders for the sale of any of their shares. The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers, dealers or underwriters may act as principals, or as an agent of the selling security holders. Broker-dealers may agree with the selling security holders to sell a specified number of the shares at a stipulated price per share. If a broker-dealer is unable to sell shares acting as agent for the selling security holders, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers that acquire shares as principals may thereafter resell the shares from time to time in transactions on any stock exchange or automated interdealer quotation system on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

The selling security holders may also sell their shares in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus. From time to time, the selling security holders may pledge, hypothecate, or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties, or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of selling security holders' shares offered under this prospectus will decrease as and when they take such action. The plan of distribution for the selling security holders' shares will otherwise remain unchanged. In addition, a selling security holder may, from

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time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales. The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts.

There can be no assurance that the selling security holders will sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions that limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering with the U.S. Securities Exchange Commission, they are required to comply with Regulation M. In general, Regulation M precludes the selling security holders, any affiliated purchasers, and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. The selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

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DESCRIPTION OF BUSINESS

Business Development

We were originally formed on June 18, 1976 under the name Neel’s Food Service, Inc. under the laws of the State of Arkansas.  On June 18, 1999 the corporation J-Kan, Inc. was formed for the purpose of buying all of the outstanding stock in Neel’s Food service, Inc.  We amended our Articles of Incorporation in October 2006 changing the par value of our stock and the total authorized capital stock.  Since taking over the operations of Jerry Neel’s Bar-B-Q, our gross revenues have increased on an annual basis; this despite the fact that our operations are dark each Sunday.  Our most year ended July 31, 2007 showed a net income of $18,080. We will continue to concentrate our efforts on what we do best: providing high quality food at an affordable price to the general public.

We lease an approximately 4,000 square foot building to operate Jerry Neel’s Bar-B-Q (see Figures 1 through 4, below).  The underlying property is zoned commercial.  The lease also includes the adjacent 24,500 square feet of paved parking area.  Our current plan provides for the continued leasing of this space and maintaining our current menu offering.  Our present lease was entered into on November 1, 1998 providing for monthly rent payments of $4,000 per month due on the first day of each month as advance payments for the month upcoming.  There is a daily $10.00 late charge for each day the rent payment is late.   Our current lease expires on October 31, 2010.  There is a provision for the Lessee to have the option to extend the lease for one (1) additional five (5) year term by providing sixty (60) day written notice to the Lessors.  The lease is executed between related parties.  The Lessors are Sandra C. and Jerry W. Neel, Sr. the parents of Jerry Neel, Jr., President of J-Kan, Inc.  Management feels this location is vital to our local clientele we want to continue to attract.

In addition we have an option to purchase 2 ½ acres of property on U.S. Highway 71 in Ft. Smith, Arkansas approximately 2 miles south of our current location.  This property is owned by Jerry W. Neel, Sr. and Sandra C. Neel, Directors of J-Kan, Inc. and the parents of our President and Director, Jerry W. Neel, Jr.  The option we have is a verbal agreement between the parties that Jerry Neel, Jr. will have the first right of refusal to exercise purchase rights of the property in the event a buyer makes an offer.  We have spent in excess of $20,000 on a site plan and architectural drawings for a 10,600 square foot building that will seat 264 patrons.  The following two diagrams represent the different traffic patterns that have been developed by the architects for the Company, Guest, Reddick Architects of Ft. Smith, Arkansas.

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X 1/3 =245
3305
798
706
2967
X 1/2 =1232

ENTRY AND WAIT.	706
PORCH	245
KITCHEN	2967
SEATING	3305
OFF / TOIL.	798
WALKIN / CATER	1232
TOTAL	9253

MAIN DINING	116 SEATS
CATERING	96 SEATS
OVERFLOW	24 SEATS
	236 SEATS TOTAL

PORCH
RAMP
VEST.
DINING
SERVING
KITCHEN
CATERED
WOOD

PROPOSED FLOOR PLAN

A NEW FACILITY

JERRY NEEL'S BAR-B-Q

FORT SMITH, ARKANSAS

LASER GUEST HENDRIX & REDDICK, INC.
ARCHITECT PLANNERS

FLOOR PLAN

3102

1-19-94

1 2

Diagram A. Proposed Floor Plan Option 1

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PROPOSED FLOOR PLAN
KITCHEN AREA = 4,500
SEATING AREA = 4,100
CIRCULATION/TIOL = 2,000
TOTAL AREA = 10,600
PORCH
RAMP
VEST.
KITCHEN
SERVING
DINING

FLOOR PLAN 3102 1-14-94	A NEW FACILITY JERRY NEEL'S BAR-B-Q FORT SMITH, ARKANSAS	LASER GUEST HENDRIX & REDDICK, INC. ARCHITECT & PLANNERS	1 2

Diagram B. Proposed Floor Plan Option 2

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Our Business

(1) Principal Products or Services and Their Markets

We are one of the largest barbeque restaurants in the Ft. Smith, Arkansas area operating one restaurant brand, Jerry Neel’s Bar-B-Q, in the quick-casual and quick-service restaurant segment as of November 30, 2006 (See Figure 1 on page 17.). We have been operating this restaurant for more than 30 years. We own and operate two businesses, under the names Neel’s Hickory Smoke House and Neel J. Catering Company, which we acquired in 1998 when we purchased the stock in Neel’s Food Service, Inc. We believe we are the largest barbeque restaurant in Ft. Smith based on the number of customers and gross revenues. Our primary growth strategy is to develop a new company-owned restaurant located in Ft. Smith. For the years ended July 31, 2005 and July 31, 2006, we had total revenues of $1,107,156 and $1,145,813, respectively, and a net income of $9,560 and net income of $39,452, respectively.

According to Technomic, Inc., a fact-based research and consulting firm, total restaurant industry revenues in the United States for 2005 were $330.8 billion, an increase of 5.6% over 2004. Sales in the overall U.S. restaurant industry are projected by Technomic, Inc. to increase at a compound annual growth rate of 5.3% from 2005 through 2010.  Technomic, Inc. has a website, www.technomic.com that provides free information and facts related to the food and restaurant industry.  Potential investors may go to this website and research and verify the facts that we have cited here and elsewhere in this prospectus.

We operate in the quick-casual restaurant segment, combining the convenience of quick-service restaurants with the menu variety, use of fresh ingredients and food quality more typical of casual dining. We believe that the quick-casual restaurant segment is one of the fastest growing segments of the restaurant industry. According to Technomic, Inc., sales growth in 2005 of quick-casual chains in the Technomic Top 500 restaurant chains was 11.8% as compared to 7.0% for the overall Top 500 restaurant chains, which includes all five major segments.

Quick-casual restaurants are primarily distinguished by the following characteristics:

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Quick-service. Meals are ordered prior to receiving food. In some cases, payment may be made at a separate station from where the order was placed. Also, servers may bring orders to the customer’s table.

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Check averages between $7 and $10. Technomic reports that the average check at quick-casual restaurants in 2005 ranged between $7 and $10, which was higher than the average check at traditional quick-service restaurants.

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Food prepared to order. We believe that in quick-casual concepts, customization of orders and open display cooking are common.

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Fresh ingredients. Many concepts use the word “fresh” in their concept positioning and feature descriptive menus highlighting these fresh ingredients.

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Broader range of menu offerings. Typically quick-casual concepts provide greater variety and diversity in their menu offerings relative to traditional quick-service restaurants.

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Enhanced decor. Wooden tables, upholstered seating and track lighting are some of the design features commonly found in quick-casual establishments.

We believe that our barbeque brand is positioned to benefit from growing consumer demand for quick-casual restaurants because of food quality, value and differentiation of flavors, as well as the increasing acceptance of “country” foods.  Our enhanced décor, as shown in Figures 2 and 3 on pages 17 and 18, respectively, is unique and casual.  We also believe that our barbeque brand will benefit from two significant demographic factors: the expected population growth rates in the region in which our restaurant is currently located and the expected growth rate of the barbeque offering.

According to Technomic, sales at all quick-service restaurants in the United States were $168.8 billion in 2005, representing 51% of total U.S. restaurant industry sales. Sales in this segment are projected by Technomic to increase at a compound annual growth rate of 5.5% from 2005 through 2010.

Quick-service restaurants are distinguished by the following characteristics:

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High speed of service and efficiency. Quick-service restaurants typically have order taking and cooking platforms designed specifically to order, prepare and serve menu items with speed and efficiency. Fast and consistent food service is a characteristic of quick-service restaurants.

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Convenience. Quick-service restaurants are typically located in places that are easily accessed and convenient to customers’ homes, places of work and commuter routes.

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Value prices. At quick-service restaurants, average check amounts are generally lower than other major segments of the restaurant industry.

 (2) Distribution Methods of the Services

The primary delivery of products and services is currently through a 4,000 square foot sit-down restaurant located on a main artery in Ft. Smith.  We have a drive-up window for convenience for those customers on the go who need quality combined with convenience without leaving their vehicle.  We offer catering service to our local Ft. Smith area as well as the following counties:  Clark, Conway, Garland, Hot Springs, Sebastian, Logan, and Crawford.

(3) Status of Any Publicly Announced New Product or Service.

We have not developed any new or unique products or services that would make us stand above our competition. Our primary selling tool is the quality and quantity of food served to our customers.

(4) Our Competition

We have three (3) major competitors.  All are part of national chain restaurant systems.  Friday’s, Applebee’s and Chili’s are all located in Ft. Smith.  While none of the three (3) offers a specialty barbeque menu, they do have select items that would compete with ours.  Our price point per meal competes well as does our per meal portion.  Our average customer spends $7.50 and we average 533 meals a day for just over $100,000 in revenue per month.  We have two (2) primary differences from our competition.  First, we currently close on Sundays.  This means we have approximately fifty-two (52) days per year of untapped revenue.  Second, we do not serve alcohol.  By changing these two competitive positions we believe that we could increase our annual revenue by over $400,000.00.  We have made no plans to serve alcohol or to open on Sundays; however, we will consider either option in the future if necessary to maintain or increase shareholder value.

(5) Sources and Availability of Raw Materials

At this time we do not see a critical dependence on any supplier(s) that could adversely effect our operations.  We currently purchase the majority of our food and products such as paper, condiments and meats from U.S. Foodservice, Inc.  We have an alternate supplier, Cargill that can supply meat on a very competitive price point.  There are other main suppliers such as Sysco, Sam’s and Wal-Mart so we do not have a shortage of suppliers for our restaurant food and products.

(6) Dependence on Limited Customers

We do not have to rely on any one or a limited number of customers for our business. We expect to further increase our client base once we obtain additional funding and ramp up expanded operations. While our target markets are unlimited, we will initially have crossover customers, customers that change from dining at our present restaurant to dining at the new restaurant, while we develop new customers.

(7) Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts

At the present time we do not own or have any domain names, patents, trademarks, licenses (other than the usual business license), franchises, concessions, royalty agreements or labor contracts. However, in the future, our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain patent protection for our technologies, products and processes, and operate without infringing upon the proprietary rights of other parties. We intend to trademark our logo and the “Jerry Neel’s Bar-B-Q” name (see Figure 4 on page 18).

We may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guarantee that:

(a)

these agreements will not be breached;

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(b)

we would have adequate remedies for any breach; or

(c)

our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guarantee that our actions will be sufficient to prevent imitation or duplication of our products and services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

(8) Need for Government Approval of Principal Products or Services

None of the services we offer require specific government approval. We do have to maintain our corporate status as well as any necessary sales tax and business licenses.  Additionally we do have to maintain our restaurant according to the standards set federally for food (meats, poultry etc.) and locally for sanitary inspections to make sure our facility meets certain standards to remain open.

(9) Government Regulation

Various federal, state and local laws affect our business, including various health, sanitation, fire and safety standards. Restaurants to be constructed or remodeled are subject to state and local building code and zoning requirements. In connection with the development and remodeling of our restaurant, or any future restaurant, we may incur costs to meet certain federal, state and local regulations, including regulations promulgated under the Americans with Disabilities Act.

We are subject to the federal Fair Labor Standards Act and various state laws governing such matters as:

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minimum wage requirements;

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overtime; and

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other working conditions and citizenship requirements.

A significant number of our food service personnel are paid at rates related to the federal, and where applicable, state minimum wage and, accordingly, increases in the minimum wage have increased and in the future will increase wage rates at our restaurants.

While we believe that our operations are in compliance with all applicable regulations, there can be no assurances that from time to time unintentional violations of such regulations will not occur. We are subject to federal, state and local laws and regulations applied to businesses, such as payroll taxes on the state and federal levels. In general, our restaurant is subject to local business licensing requirements. Our current business requires that we comply with state corporate filings, city or county business license and the necessary business liability insurance. The requirements of these regulations are minimal and do not cause any undue burden.

(10) Research and Development During Last Two Fiscal Years

Money was spent on research and development of a 2 ½ acre site located on U.S. Highway 71 on which we have an option to purchase.  We spent in excess of $20,000 on a site plan and architectural drawings for a 10,600 square foot building that would seat 264 patrons.

(11) Cost and Effects of Compliance with Environmental Laws

We are not subject to any federal, state or local environmental laws. Our products and services do not contain any materials that have any environmental elements that require special handling or disposal methods.  We estimate the costs and effects of compliance with federal, state and local environmental laws at $400 annually.

(12) Our Employees

As of July 31, 2007 there are twenty (20) employees at J-Kan, Inc., ten (10) of which are full-time.

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Reports to Security Holders

We will file reports and other information with the U.S. Securities and Exchange Commission (“SEC”). You may read and copy any document that we file at the SEC's public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings will be available to you free of charge at the SEC's web site at <www.sec.gov>.

We are required by the Arkansas Business Corporation Act of 1987 Chapter 27, Subchapter 16, Section 4-27-1620 to provide annual reports. Such reports must contain consolidated reports, where appropriate, and must include a balance sheet, income statement and statement of changes in shareholder equity.  At the request of a shareholder, we will send a copy of an annual report to include audited financial statements. In the event we become a reporting company with the SEC, we will file all necessary quarterly and annual reports.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

J-Kan, Inc. is a holding company that owns one hundred percent (100%) of the stock in a related corporation, Neel’s Food Service, Inc.  Other than this transaction, to the best of our knowledge there are no transactions involving any director, executive officer, or any security holder who is a beneficial owner or any member of the immediate family of the officers and directors.  The officers and directors of the current holding company J-Kan, Inc. are related to the former owners.  Jerry Neel, Sr. and his wife Sandra Neel sold all of their stock in Neel’s Food service, Inc. in 1998 to their son Jerry Neel, Jr. and his wife Marisu to run the restaurant, smokehouse and catering service.

At October 31, 2007 and 2006, the Company had a note payable of $19,500 and $4,500 to stockholders, respectively.  This note is unsecured and bears no interest.  Furthermore, no formal repayment arrangements have been established with the stockholders.  The shareholders holding these notes are Jerry Neel, Jr. and his wife Marisu Neel.

At October 31, 2007 and 2006, the Company had receivables of $15,233 and $982, respectively, from stockholders, Jerry Neel, Jr. and his wife Marisu Neel.  These receivables are unsecured and bear no interest.  Furthermore, no formal repayment arrangements have been established.

The Company leases a building from a stockholder, Jerry Neel, Sr., under an operating lease. The lease requires monthly payments of $4,000 per month for a period of seven years beginning November 1, 2003. The Company is required to pay all executory costs such as property taxes, maintenance, and insurance on the property under lease. Rent paid to Jerry Neel, Sr., a related party, for the three month period ended October 31, 2007 and 2006, amounted to $12,000 and $16,000, respectively.  Rent payable to Jerry Neel, Sr., a related party, for the three month period ended October 31, 2007 and 2006, amounted to $14,000.

At October 31, 2007, the minimum lease payments under the terms of the lease agreement were as follows:

Year ending October 31,

2008	48,000
2009	48,000
2010	12,000

At October 31, 2007 and 2006, one shareholder, Jerry Neel, Jr. owned approximately 60% and 100%, respectively, of the Company’s outstanding common stock and had the effective power to control the vote on substantially all significant matters without the approval of the other stockholders.

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Between November 21, 2006 and November 27, 2006 the Company sold shares of the Company’s stock were.  Certain family members of our officers and directors purchased shares.  Each individual executed a subscription agreement and provided a check for the purchase of their shares.  The following is a list of each of these related persons:

Table 2.0 Related Shareholders

Name of security holder	Shares beneficially owned as of the date of this prospectus (1)(2)	Position, office or other material relationship to the company within last three years
Jerry Neel, Jr.	1,028,000	President, Secretary, Director, Husband of Vice-President
Marisu Neel	28,000	Vice-President, Treasurer, Director, Wife of President
Jerry Neel, Sr.	28,000	Director, Father of President, Husband of Director Sandra Neel
Sandra Neel	28,000	Director, Mother-in-Law of President, Wife of Director Jerry Neel, Sr.
Rodney Neel	14,000	Brother of President
Caroline Neel	14,000	Sister-in-law of President
J. Scott Neel	14,000	Brother of President
Dennis Neel	14,000	Brother of President
Katelyn Neel	14,000	Daughter of President
Natalie Neel	14,000	Daughter of President
Greg Gipson	14,000	Brother-in-law of President
Karen Gipson	14,000	Sister of President
Virginia Hatcher	14,000	Mother of Director Marisu Neel

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following management's discussion, analysis of financial condition, and results of operations should be read in conjunction with our financial statements and notes thereto contained elsewhere in this prospectus.

Our Business

J-Kan, Inc. specializes in a quick-service style sit-down barbeque restaurant catering to a local clientele.  J-Kan has been doing business under their current name of Jerry Neel’s Bar-B-Q since they took control in 1998.  Prior to this, the restaurant operated under the same name but was corporately owned by Neel’s Food service, Inc.

It is our intention to refurbish our current restaurant when we have the necessary funds.  While it is our intention to raise funds through a private offering of our stock, there is no certainty that we will be able to raise any funds from such an offering. We then plan to seek a private company that specializes in franchising to determine the feasibility of expanding to 210 metropolitan areas across the United States.  We believe it is critical to have a company experienced in franchising assist us in determining if franchising is right for our operation.   Management believes that it will need $500,000 to attract a company experienced in restaurant franchising.  This estimate is based on the experience of management as well as Internet-based research.

The following is an overview of the key financial measures discussed in our results of operations:

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Restaurant sales consist of food and beverage sales at our restaurant.  Restaurant sales are influenced by menu price increases, new competitor restaurant openings, and changes in comparable restaurant sales.

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Purchases consist of food, paper and beverage costs including packaging costs. Cost of sales is generally influenced by changes in commodity costs and the effectiveness of our restaurant-level controls to manage food and paper costs. For our restaurant, we have negotiated directly with local and national suppliers for the purchase of food and beverage products and supplies.

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Restaurant wages and related expenses include all restaurant management and hourly productive labor costs, employer payroll taxes, restaurant-level bonuses and benefits. Payroll and benefits are subject to inflation, including minimum wage increases and expenses for health insurance and workers’ compensation insurance. A significant number of our hourly staff is paid at rates consistent with the applicable state minimum wage and, accordingly, increases in minimum wage rates will

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increase our labor costs. We are insured for workers’ compensation, general liability and medical insurance claims under policies where we pay all claims, subject to annual stop-loss limitations both for individual claims and claims in the aggregate.

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Restaurant rent expense includes base rent and common-area maintenance on our lease.

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Other restaurant operating expenses include all other restaurant-level operating costs, the major components of which are utilities, repairs and maintenance, real estate taxes and credit card fees.

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Advertising expense includes all promotional expenses including television, radio, billboards and other media.

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General and administrative expenses are comprised primarily of (1) salaries and expenses associated with corporate and administrative functions that support the development and operations of our restaurants, (2) legal and professional fees, including external auditing costs, and (3) stock-based compensation expense.

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Depreciation and amortization primarily includes the depreciation of fixed assets, including equipment and leasehold improvements, depreciation of assets under lease financing obligations.

When and if we raise sufficient capital, we will purchase equipment and upgrade our facilities and equipment.  Management believes it will spend approximately $150,000 on the following changes and upgrades:

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upgrade the current building interior to include new lavatories, toilets and tile on walls and floors

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replace all lighting and sewer drains

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painting, patching and repairing walls

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new dining room carpet

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replace ceiling tile and insulation

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replace cash registers with Micros Register Systems

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remove old broken concrete and replace with asphalt

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Software upgrades for cash registers

 (i) How long can we satisfy our cash requirements and will we need to raise additional funds in the next 12 months?

While we have the necessary cash and revenue to satisfy our cash requirements for the more than the next twelve months, this would not include any of our plans for expansion to a second facility or even the upgrades to our current facility. In the event we obtain additional capital in the amount of $150,000, we will be able to begin refurbishing our present location. Our failure to market and promote our restaurant will harm our business and future financial performance. If we are unable to increase our revenues we likely will not have the funds to pursue any potential franchising of our restaurant. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then we will not expand our operations. We do not know whether we will issue stock for capital we hope to raise or use our stock to secure loans or whether we will merely prepare and sign promissory notes. If we are forced to seek funds from our officers or directors, we will negotiate the specific terms and conditions of such loan when made, if ever. None of our officers or directors is obligated to pay for our expenses. Moreover, none of our officers or directors has specifically agreed to pay our expenses should we need such assistance.

During the last twelve months we have increased our revenue by approximately $38,000 or 3.5% for the period ending July 31, 2006 as compared to the same period in 2005. Our cash available at the end of the year July 31, 2006 increased from July 31, 2005 by $6,943.  Our percentage of expenses to revenue ratio for the period ending July 31, 2006 was approximately ninety-six percent (96%).  In the year ended July 31, 2005 this ratio was approximately ninety-nine percent (99%).  The implementation of our business strategy is estimated to take approximately 12-18 months. Once we are able to secure funding, implementation will begin immediately. We anticipate 30 days to be in a stage of full operational activity to gain additional clients. The major parts of the strategy to be immediately implemented will be the remodeling of the current facility and then the securing of the second location to begin construction.

Our cash flows, revenue and profits are sufficient to sustain our current operations. The goal of our private offering is to raise capital to allow for expansion. This expansion will require additional capital and it is our intention to dedicate the funds raised to the execution of the planned expansion.  We do plan to raise funds through a private offering of our shares; however, there is no certainty that we will be able to raise any funds from our planned offering.

(ii) Summary of product research and development

We are not currently nor do we anticipate in the future to be conducting any research and development activities, other than the development of our proposed new location and possibly new menu offering our services. However, we do plan to market ourselves aggressively while considering these changes.

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(a) Marketing Plan

Our marketing plan is relatively simple.  We have operated by word-of-mouth for over thirty years with minimal advertising.  For our current location we will continue to rely on satisfied customers.  We will monitor changes in consumer’s tastes and take any corrective action where necessary in the event we are forced to make menu changes.

For our proposed location we will develop an advertising campaign that will include the use of coupons to draw new customers.  Since we draw customers from four (4) counties we will include these counties in our advertising campaign.  We will continue to depend on our current customers for referrals for our new facility.

For our catering service we will keep the same marketing/sales as we presently have.  We have not had to advertise specifically for our catering as it has developed its own drawing over the last thirty (30) years.

 (b) Other Markets

During our thirty years of operations we have developed our target market. Our reputation for high quality and fast and convenient service have led to our continued existence.  These two factors contributed to our success both in terms of longevity and profitability. Our new restaurant will be responsible for more fully developing our present geographic market as well as any potentially new market.

(iii) Any expected purchase or sale of plant and significant equipment?

We do plan on purchasing a new piece of real estate to build a new facility on as well as the purchase of equipment.  If, however, we are able to raise over $200,000 in capital through a private offering, we would begin to invest a minimum of $57,000 to upgrade our current restaurant.  Our current restaurant is in need of upgrading, and employs fully depreciated equipment.  We have three (3) smokers, original cost $30,000 each; a food processor, original cost $3,000; a cash register system, original cost $25,000; two (2) convection ovens, original cost $3,500 each; a steamer, original cost $15,000; and six (6) vehicles that are used in our catering business.  All of our equipment is fully paid for and depreciated except for our vehicles.

(iv) Employees

Currently, there are twenty 20 employees, ten (10) full-time at J-Kan, Inc.  This includes the officers and directors who work in the restaurant as well as run the corporation.

(v) Critical Accounting Policies

The preparation of our financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Our actual results could differ from those estimates.  To be as accurate with our estimates as possible, we use our historical data to forecast our future results.  Deviations from our projections are addressed when our financials are reviewed on a monthly basis.  This allows us to be proactive in our approach to managing our business.  It also allows us to rely on proven data rather than having to make assumptions regarding our estimates.

Management does not believe that our actual results are related to any sensitivity in estimates made by management.  The year end consistency of our results has shown that our prior year’s historical data is the best projector of our future results.

Income Taxes

Our deferred income taxes are calculated for certain transactions and events because of differing treatments under accounting principles generally accepted in the United States of America and the currently enacted tax laws of the Federal and state governments.  The results of these differences on a cumulative basis, known as temporary differences, result in the recognition and measurement of deferred tax assets and liabilities in the accompanying Consolidated Balance Sheets.  The Company utilizes a liability approach to financial accounting and reporting for income taxes. The difference between the financial statement and tax bases of assets and liabilities is determined annually. Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce deferred tax asset accounts to the amounts that will more likely

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than not be realized.  No valuation allowance was deemed necessary by management as of July 31, 2007, and 2006.  Income tax expense is the current tax payable or refundable for the period, plus or minus the net change in the deferred tax asset and liability accounts.

The benefit (provision) for income taxes consists of the following:

2007

2006

Current Taxes	$ (4,005)	$ (11,216)
Deferred Taxes	5,000	(4,000)
	$ 995	$ (15,216)

The net deferred tax amounts included in the accompanying Balance Sheets include the following:

2007

2006

Deferred tax liability – noncurrent	$ 7,000	$ 12,000

The deferred tax liability results from the use of accelerated methods of depreciation of property and equipment for tax purposes.  The provision for income taxes differs from that computed by applying Federal statutory rates to income before provision for income taxes because of the effects of graduated tax rates, state income taxes, and nondeductible expenses.

Income taxes paid during each of the nine months ended July 31, 2007 and 2006 amounted to $25,514 and $8,792, respectively.

Impairment of Long-Lived Assets

Statement of Financial Accounting Standards (SFAS) No. 144 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  We assess the potential impairment of long-lived assets, principally property and equipment, whenever events or changes in circumstances indicate that the carrying value may not be recoverable. We determine if there is impairment by comparing undiscounted future cash flows from the related long-lived assets with their respective carrying values. In determining future cash flows, significant estimates are made by us with respect to future operating results of the restaurant over its remaining lease term. If assets are determined to be impaired, the impairment charge is measured by calculating the amount by which the asset carrying amount exceeds its fair value. This process of assessing fair values requires the use of estimates and assumptions, which are subject to a high degree of judgment. If these assumptions change in the future, we may be required to record impairment charges for these assets.

We show a decrease in value of property and equipment on our balance sheet because we disposed of obsolete assets lowering the potential for an impairment issue.

	2007	2006	Change
PROPERTY AND EQUIPMENT
Vehicles	111,140	155,697	(44,557)
Storage buildings	1,589	2,943	(1,354)
Equipment	105,568	214,608	(109,040)
Furniture and fixtures	8,550	107,714	(99,164)
Signs	12,110	14,727	(2,617)
Leasehold improvements	27,889	44,899	(17,010)
	266,846	540,588	(273,742)

The net effect of new assets and dispositions was a $273,742 reduction in property and equipment on the balance sheet.

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Results of Operations

The following table provides a summary of the results of operations for our last two full fiscal years and the first quarter of our current fiscal year.

Table 3.0 Summary of Results of Operations

PERIOD	REVENUE	TOTAL EXPENSES	NET INCOME (LOSS)
October 31, 2007	$ 283,651	$ 311,897	$ (30,610)
July 31, 2007	$ 1,091,377	$ 1,073,832	$ 18,080
July 31, 2006	$ 1,149,386	$ 1,106,175	$ 25,452

Results of Operations for the period ended October 31, 2007

For the three month period ended October 31, 2007 our revenues of $283,651 were a nominal increase of approximately $574 from 2006.  We attribute this decrease to normal fluctuations in the restaurant business and a down-turn in the economic conditions in the Ft. Smith area.  Typically the two (2) best quarters in our business have been the third and fourth quarters.  Management expects this trend to continue this year.  Expenses during the period ended October 31, 2007 compared to October 31, 2006 show an increase of approximately $31,000.  This is mostly due to the increase of $33,607 in Purchases.  During the quarter ending October 31, 2007, the Company made extra purchases of meat to replace meat lost in a cooler problem, to use in training a new cook, and for additional, unanticipated catering contracts.  Our cash flow showed an increase in cash of approximately $15,216.  Table 4.0, below, provides a comparison of the Statement of Operations for the three month period ended October 31, 2007 versus the three month period ended October 31, 2006.

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Table 4.0 Comparison of our Statement of Operations for the Three Month Periods Ended October 31, 2007 and 2006

	Oct. 31, 2007	Oct, 31, 2006	Change	% Change

REVENUE
Restaurant and catering sales	$ 283,651	$ 283,077	$ 574	0.20%
OPERATING EXPENSES
Advertising	3,436	3,241	195	6.02%
Automobile	4,808	4,504	304	6.75%
Bank charges	4,732	4,020	712	17.71%
Continuing education	-	524	(524)	-100.00%
Contract labor	754	116	638	550.00%
Contributions	-	1,000	(1000)	-100.00%
Depreciation	8,149	10,905	(2756)	-25.27%
Dues and subscriptions	755	105	650	619.05%
Insurance, general	4,104	4,888	(784)	-16.04%
Insurance, health	7,301	7,892	(591)	-7.49%
Insurance, life	1,850	1,850	0	0.00%
Laundry, linen and uniforms	2,615	1,236	1379	111.57%
Legal and accounting	18,134	15,481	2653	17.14%
Miscellaneous	196	550	(354)	-64.36%
Payroll taxes	6,442	7,775	(1333)	-17.14%
Postage	104	-	104	100.00%
Purchases	135,762	102,155	33607	32.90%
Rent	12,950	16,574	(3624)	-21.87%
Repairs and maintenance	2,575	3,934	(1359)	-34.54%
Salaries	74,881	70,737	4144	5.86%
Security	231	220	11	5.00%
Supplies	4,356	4,350	6	0.14%
Taxes and licenses	3,928	4,268	(340)	-7.97%
Telephone	3,158	3,416	(258)	-7.55%
Travel and entertainment	1,687	506	1181	233.40%
Utilities	8,989	10,767	(1778)	-16.51%
	311,897	281,014	30883	10.99%
INCOME (LOSS) FROM OPERATIONS	(28,246)	2,063	(30309)	-1469.17%
OTHER (EXPENSE)
Interest expense	(364)	(799)	435	-54.44%
	(364)	(799)	435	-54.44%
INCOME (LOSS) BEFORE BENEFIT (PROVISION)
FOR INCOME TAXES	(28,610)	1,264	(29874)	-2363.45%
BENEFIT (PROVISION) FOR INCOME TAXES	(2,000)	1,000	(3000)	-300.00%
NET INCOME (LOSS)	$ (30,610)	$ 2,264	(32874)	-1452.03%
NET INCOME (LOSS) PER SHARE OF
COMMON STOCK	$ (0.018)	$ 0.002	(0)	-912.17%

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Results of Operations for the year ended July 31, 2007

For the year ended July 31, 2007 our revenues of $1,091,377 were a decrease of approximately $58,000 from 2006.  We attribute this decrease to normal fluctuations in the restaurant business and a down-turn in the economic conditions in the Ft. Smith area.  The decrease of approximately $33,000 represents an approximate decrease of six percent (6%) which management does not believe to be significant for our restaurant.  Typically the two (2) best quarters in our business have been the third and fourth quarters.  Management expects this trend to continue this year.  Expenses during the year ended July 31, 2007 compared to July 31, 2006 show a decrease of approximately $32,000.  This change can be directly related to decreases in our salaries and purchases.  Our cash flow showed an increase in cash of approximately $17,748.  This increase is despite the additional costs of legal and accounting fees associated with this registration statement.  The decrease of 11% in our purchases from 2006 to 2007 is attributed to remodeling the restaurant and purchasing a new steamer table in 2006.

While salaries decreased approximately $36,500 management does not believe that the salaries paid should be considered unreasonably low.  The reduction in salaries of approximately 17% from 2006 to 2007 was done to compensate for the additional expenses of legal and accounting fees associated with this registration.  Management believes that the salaries being paid are fair and reasonable and within industry guidelines.  Management has made this determination of what it believes are industry standards for salaries based on the thirty-three years of experience in the industry and its association with various restaurant groups.  The Company has therefore not made any changes to its financial statements to reflect contributed capital from this reduction. The following table shows a line item comparison of our Consolidated Statement of Operations for the years ended July 31, 2007 and 2006.

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Table 5.0 Comparison of our Statement of Operations for the years ended July 31, 2007 and 2006

	2007	2006	Change	% Change
REVENUE
Restaurant and catering sales	$1,086,339	$1,145,813	(59,474)	(5)%
Gain on disposal of equipment	5,038	3,573	1,465	41%
	1,091,377	1,149,386	(58,009)	(5)%
OPERATING EXPENSES
Advertising	11,218	16,094	(4,876)	(30)%
Automobile	9,833	12,483	(2,650)	(21)%
Bank charges	16,358	15,103	1,255	8%
Continuing education	524	3,152	(2,628)	(83)%
Contract labor	1,414	504	910	181%
Contributions	3,000	3,515	(515)	(15)%
Depreciation	39,001	37,893	1,108	3%
Dues and subscriptions	1,457	1,335	122	9%
Insurance, general	18,642	19,990	(1,348)	(7)%
Insurance, health	31,744	27,536	4,208	15%
Insurance, life	7,400	9,203	(1,803)	(20)%
Laundry, linen and uniforms	3,876	3,739	137	4%
Legal and accounting	100,684	16,740	83,944	501%
Miscellaneous	-	800	(800)	(100)%
Payroll taxes	22,608	25,631	(3,023)	(12)%
Postage	439	446	(7)	(2)%
Purchases	394,022	443,284	(49,262)	(11)%
Rent	55,559	51,956	3,603	7%
Repairs and maintenance	13,313	18,424	(5,111)	(28)%
Salaries	263,712	316,683	(52,971)	(17)%
Security	796	961	(165)	(17)%
Supplies	14,924	15,967	(1,043)	(7)%
Taxes and licenses	4,796	4,990	(194)	(4)%
Telephone	14,660	13,785	875	6%
Travel and entertainment	5,348	6,846	(1,498)	(22)%
Utilities	38,504	39,115	(611)	(2)%
	1,073,832	1,106,175	(32,343)	(3)%
INCOME (LOSS) FROM OPERATIONS	17,545	43,211	(25,666)	(59)%
OTHER INCOME (EXPENSE)
Interest income	1,646	927	719	78%
Interest expense	(2,106)	(3,470)	1,364	(39)%
	(460)	(2,543)	2,083	(82)%
INCOME (LOSS) BEFORE BENEFIT
FOR INCOME TAXES	17,085	40,668	(23,583)	(58)%
BENEFIT (PROVISION) FOR INCOME TAXES	995	(15,216)	16,211	(107)%
NET INCOME (LOSS)	$ 18,080	$ 25,452	(7,372)	(29)%
EARNINGS PER SHARE	0.012	0.025	(0.01)	(51.03)%

Management believes that the changes in all the line items, except for salaries and legal and accounting expenses are within acceptable deviations.  The increase of over $83,000 in legal and accounting fees is directly related to the cost of this registration statement.  The decrease in salaries is directly attributed to management believing that it should conserve cash during the process of registering the company.

During our over thirty (30) years of operation our menu has remained constant with relatively little change.  This is due to management concentrating its efforts in what it does best, Bar-B-Q.  While there have been changes in our costs of purchases to produce our meals, we have increased our prices in proportion to the increase of our costs.  This has allowed us to remain what we believe is price competitive with the two primary national chains located in our town.  Because of the specialty nature of our menu offering and the fact the national chains do not compete directly with our menu offering we believe that our customers have adapted to our price increases with relative ease.

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Results of Operations for the Year Ended July 31, 2006

During the year ended July 31, 2006, we had revenues of approximately $1,145,813. We had $90,570 of net cash provided by our operating activities. We had Income from Operations of $43,211.  After including adjustments, such as interest income and expense and the benefit for income taxes, our Net Income for the year was $25,452. Our net cash flow provided by financing activities was ($42,681).

The result of the above activities was a total increase in cash of $6,943 for the year ended July 31, 2006. When this increase was added to the company’s cash at the beginning of the year, the result was a total of $6,943 of cash as of the company’s July 31, 2006 year-end. We do not foresee any circumstances or events that will have an adverse impact on our operations. We do anticipate an increase in our business based on our current method of operation and the activities of our officers and directors. We saw an increase of almost $38,000 or 3.5% in revenues from the fiscal year ended July 31, 2006 due to our operations. While we believe we can sustain such growth and that it is a good indicator that the experience of management and our method of operations indicates that our adjustments have been made according to sound business principles and with strong financial controls. Thus, we expect to satisfy our current cash requirements indefinitely. However, we will need additional cash to expand our operations.

Management believes that its success in gaining market share will depend greatly on our ability to remodel our current location and expand to a second location.

We believe the Company must ensure the retention of new customers. It is our belief that by setting sales benchmarks for restaurant, gross sales, to be reviewed by the Board of Directors quarterly for corrective action we can track not only our advertising dollars but our customer retention factor.  Our financial stability will allow us to maintain good customer relations to penetrate further into our target market as well as potential new markets that based on our second location.

Liquidity & Capital Resources

The restaurant industry trend has shown a steady increase in both the number of restaurants and the rate at which small restaurants are disappearing. Management believes it can capitalize on both these trends by utilizing a controlled growth and sound financial plan to locate and open successful restaurants using our current as the operational model. If and when we are able to begin opening new restaurants our liquidity increases in two ways. We will begin a revenue stream from orders as well as from our offering of ancillary restaurant services such as catering.  In the event a downturn in the market occurs, the company plans to tighten its plan on the opening of new restaurants to avoid overextending the internal resources of the company as well as straining the external resources through our banking contacts.

We do not have significant receivables or inventory and receive trade credit based upon negotiated terms in purchasing food products and other supplies. We are able to operate with a substantial working capital deficit because:

•

restaurant operations are primarily conducted on a cash basis;

•

rapid turnover results in a limited investment in inventories; and

•

cash from sales is usually received before related liabilities for food, supplies and payroll become due.

Interest payments under our debt obligations and capital expenditures represent significant liquidity requirements for us. We believe cash generated from our operations will provide sufficient cash availability to cover our anticipated working capital needs for the next 12 months minimum. We may be required to obtain additional equity or debt financing in the future to fund the growth of our business or to meet other capital needs. There can be no assurance that we will be able to obtain additional financing on acceptable terms.

The costs of maintaining a public company are high.  In addition to extra legal and accounting costs, a public company must provide reports to the Securities and Exchange Commission.  Our present management does not have the experience needed to operate a public company.  Management believes it will have to retain consultants or additional employees to assist with the burden of being a public company.  These extra costs will directly impact our ability to generate profits.  Our present officers and directors are aware that they may have to take smaller salaries to accommodate hiring additional employees or retaining consultants to assist with the requirements of being a fully reporting public company.

Our internal liquidity is provided by our operations. In the event the company needs additional funds prior to our selling shares in a private offering, our President Jerry Neel, Jr. will provide any necessary capital.  We have no agreement in writing with Mr. Neel regarding his advancing funds to the company.  There is no assurance that Mr. Neel will advance funds to the Company when and if they are needed.

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The capital resources of the company from a cash perspective are strong as well as the credit of the officers and directors for guaranteeing any loan necessary is extremely strong.  We do not have any specific agreements with our officers and directors regarding their extending their personal credit to guarantee any loans that the Company may seek from lenders. The company has not established any lines of credit with any banks. In the event a supplier or lender requires additional credit to obtain equipment or other business supplies, our officers and directors are willing to extend their credit to accomplish the purchase.

During the third quarter of the Company's 2005 year, Management and the Board of Directors decided to implement actions to further facilitate the Company’s growth and expansion. Pursuant to the Company’s Board of Directors authorization of the sale of shares of the Company’s stock at $7.00 for 700 shares to a maximum of fifty thousand shares to family and close friends of the Company’s officers and directors in order to gain additional funding and involvement for the Company’s expansion, the Company continued to seek to bring in friends and family as additional shareholders/investors in the Company in order to assist in funding the Company’s endeavors. As of November 27, 2006, the Company had sold additional shares of its common stock pursuant to this authorization. On December 9, 2006 the Company completed a forward stock split of 20:1 for all shareholders of record as of November 30, 2006. During the third quarter of 2005, the Company’s management and Board discussed and decided that, while the expansion of its business provides the benefits of diversification and support along with additional revenue streams, it was still not providing sufficient cash flows to facilitate the Company’s principal objective of expanding.

In summary, the Board and management believe the Company’s expansion in its shareholder base and its planned growth into a second restaurant have strengthened and will diversify the Company.  The purpose of this Registration Statement is to become a fully reporting company and have a market maker file a Form 211 Application on our behalf to become trading on the OTCBB. The Company believes it has methodically built the intellectual capital/knowledge base and a unique, well-rounded supporting infrastructure that, once adequately capitalized, will become a competitive and unique force in the existing and growing restaurant industry. It is our belief that our cash flow is sufficient to sustain our current level of operations. While operations could be sustained for a long time (over twelve months), there would be minimal to be distributed for the efforts of the officers and directors. To begin expansion, funds will need to be brought into the company to permit us to move forward with our expansion. Without these funds, management believes it cannot begin expanding operations. Although no assurances can be made, we believe that our expenses will increase proportionately to revenues during the fiscal year ending July 31, 2007.

Plan of Operation

We hope to expand our operations through opening a second company owned store.  This restaurant will be located approximately two (2) miles from our present location.  We are aware that the new location may draw some customers from our present restaurant.  In order to prevent a decline in sales at our current location we will begin some promotional activities prior to the grand opening of the second restaurant to gain additional diners as well as retention of our present clientele.

Money was spent on research and development of a 2 ½ acre site located on U.S. Highway 71 on which we have an option to purchase.  We spent in excess of $20,000 on a site plan and architectural drawings for a 10,600 square foot building that would seat 264 patrons.  It is our intention to raise funds privately through debt financing or loans from our officers and directors.  We anticipate needing $500,000 to open a second restaurant.  At this time, the company has not sought any loan commitment from its officers or directors or any commercial or private funding sources.  Management believes that it should stay with a more conservative approach and complete the registration statement prior to making any future commitments for the second restaurant.  This approach management believes will protect shareholder value and not over-commit the company to additional debt service obligations.

If and when we raise additional capital, expenditures in the cost of employee wages, tax deposits for wages, workers compensation insurance and employee travel and presentation expenses rise for each additional employee we hire. We have specifically designated amounts to be used for employee wages, which can be a combination of a salary, draw or commissions versus sales. Our expenses for advertising and marketing will rise as we begin to expand our client base but only to a certain level.  Our restaurant is located in a town of approximately 80,200 people so our advertising and travel and presentation costs remain relatively constant. Our travel and presentation costs relate primarily to our catering business. Because we are targeting one type of food offering (barbeque) we must have the ability to provide quality food as well as a professional meal presentation that will place us in competition with much larger firms that have the capital to make quality food presentations.  Management’s discretion will be used when determining whether to automate or hire personnel. Many of our functions such as sales, bookkeeping, and customer-order coordination activities require personnel to perform the functions. Management has kept its decision making broad so it may exercise good judgment in applying management principles to the use of funds.  Mr. Neel will not be taking a salary or bonus from any of the proceeds we raise privately.  At such time when the company has generated a positive cash flow from our expanded operations, the Board of Directors will determine what compensation will be awarded Mr. Neel.  Management is aware of its responsibility to its shareholders regarding maintaining shareholder value.  Therefore, management will use its discretion when considering the uses of acquisitions, roll-ups, mergers or franchising as a part of the Company’s expansion plans.  As a result of managements over thirty years of operational

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experience in the restaurant business, expansion by acquisition is believed to be a sound strategy.  There have been no discussions with any company, individual or promoter regarding any possible type of business combination and there are presently no plans for such discussions.  Any discussions regarding a business combination will only occur in the event the Company does not raise what it believes is sufficient capital for its planned expansion.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The names and ages of our directors and executive officers are set forth below. Our By-Laws provide for not less than one and not more than fifteen directors. All directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

Table 6.0 Directors and Executive Officers

Name	Age	Position
Jerry Neel, Jr.	48	President, Secretary and Chairman of the Board of Directors (1)
Jerry Neel, Sr.	73	Director (2)
Marisu Neel	43	Treasurer/Director (3)
Sandra Neel	69	Director/Treasurer(4)

(1) This is the first Directorship of a reporting company held by Mr. Neel.

(2) This is the first Directorship of a reporting company held by Mr. Neel.

(3) This is the first Directorship of a reporting company held by Ms. Neel.

(4) This is the first Directorship of a reporting company held by Ms. Neel.

Background of Executive Officers and Directors

- Jerry Neel, Jr. has served as our President/Chairman of the Board of Directors and President since June of 1998. Mr. Neel began his tenure at the company being responsible for all of the day-to-day operations, including sales, running of the food preparation area, menu selections, food ordering and the maintenance of the equipment. The responsibility of hiring and training all new employees fell on Mr. Neel. He developed the necessary company manual providing all the policies and procedures of the company. In coordination with his accountants he set the internal controls over the accounting and financial management of the company.

Mr. Neel assures that subordinates have proper job descriptions and understand their responsibilities and duties.  The daily operational controls for safety and sanitation standards are set by Mr. Neel as well as maintaining proper inventory to assure less waste.  In the event a key employee is absent Mr. Neel must fill and perform the functions of the absent employee.

- Jerry Neel, Sr. was the original founder of Jerry Neel’s Barbeque with his wife Sandra in 1976.  With his wife they operated all facets of the restaurant and built the business to over a $550,000 a year restaurant.  As a Director, Mr. Neel, Sr. brings his thirty years of operational experience to the corporation to assist with strategic direction as well as day to day issues.  He helps to set standards for performance and is able to monitor activities to make sure corrective action is taken by the Board of Directors where necessary.

- Marisu Neel, the wife of our President Jerry Neel, Jr. has the prime responsibility for handling the daily receipts and balancing the cash and cash register tapes.  She coordinates the monthly accounting with the outside accountants for preparation of financial statements.  She handles the balancing of the monthly bank statements and coordinates with the Board of Directors the strategy of managing excess cash on a monthly basis.

-Sandra Neel is the wife of Jerry Neel, Sr. and was one of the original founders of the restaurant.  As a Director she brings her vast experience as a restaurant owner to the restaurant on a daily basis.  She is the person who keeps close contact with ensuring that when something needs to be done during a daily shift it gets done.  She has the authority to direct personnel to make sure every customer leaves happy.  She is an integral part of the team and tries to identify and isolate problems so they can be resolve quickly.

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AUDIT COMMITTEE

We do not have an audit committee that is comprised of any independent director. As a company with less than $5,000,000 in revenue we rely on our President Jerry Neel, Jr. for our audit committee financial expert as defined in Item 401(e) of Regulation S-B promulgated under the Securities Act. Our Board of Directors acts as our audit committee. The Board has determined that the relationship of Mr. Neel as both our company President and our audit committee financial expert is not detrimental to the Company. Mr. Neel has a complete understanding of GAAP and financial statements; the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves in a fair and impartial manner; has experience analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to or exceed the breadth and complexity of issues that can reasonably be expected to be raised by the small business issuer’s financial statements; an understanding of internal control over financial reporting; and an understanding of audit committee functions. Mr. Neel has gained this expertise through his formal education and experience as our President for over the last seven years. He has specific experience coordinating the financials of the company with public accountants with respect to the preparation, auditing or evaluation of the company’s financial statements.

DISCLOSURE CONTROLS AND PROCEDURES

Our Board of Directors has determined that our Chairman/President/Principal Executive Office and Principal Financial Officer, Jerry Neel, Jr. has developed disclosure controls and procedures that the full Board of Directors believes are in keeping with the intent of the regulations. As our President for over seven (7) years coordinating our company’s audits and financial statements, Mr. Neel and the full Board of Directors find the Company’s disclosure controls and procedures to meet or exceed those required.

CODE OF ETHICS

We have adopted a code of ethics as of November 11, 2006 that applies to our principal executive officer, principal financial officer and principal accounting officer as well as our employees.  Our standards are in writing and will be posted on our website once our site is operational.  Our complete Code of Ethics has been attached to this registration statement as an exhibit.  Our annual report filed with the Securities Exchange Commission will set forth the manner in which a copy of our code may be requested at no charge.  The following is a summation of the key points of the Code of Ethics we adopted:

•

Honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

Full, fair, accurate, timely, and understandable disclosure reports and documents that a small business issuer files with, or submits to, the Commission and in other public communications made by our company;

•

Full compliance with applicable government laws, rules and regulations;

•

The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•

Accountability for adherence to the code.

CORPORATE GOVERNANCE

As a small business issuer we are not listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent.  We have not applied for a listing with a national exchange or in an inter-dealer quotation system which has requirements that a majority of the board of directors be independent.  We are not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act respecting any director.  We have conducted regular monthly Board of Director meetings on the last business Friday of each month for the last calendar year.  Each of our directors has attended all meetings. We have no standing committees regarding compensation, audit or other nominating committees.  At our annual shareholders meetings each shareholder is given specific information on how he/she can direct communications to the officers and directors of the corporation.  All communications from shareholders are relayed to the members of the Board of Directors.

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EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer, and the most highly compensated employees and/or executive officers who served at the end of the fiscal years July 31, 2007 and 2006, and whose salary and bonus exceeded $100,000 for the fiscal years ended July 31, 2007 and 2006, for services rendered in all capacities to us. The listed individuals shall be hereinafter referred to as the "Named Executive Officers."

Table 7.0 Summary Compensation

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Com-pensation ($)	Non-Qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Jerry Neel, Jr. (1), President, Secretary and Chairman of the Board of Directors	FY 2008 to date	13,220.00	-0-	-0-	-0-	-0-	-0-	-0-	13,220.00
	2007	51,580.00	-0-	7.00	-0-	-0-	-0-	2,013.00	53,600.00
	2006	42,105.00	35,000.00	-0-	-0-	-0-	-0-	1,750.00	78,855.00
Jerry Neel, Sr. (2), Director	FY 2008 to date	4,686.36	-0-	-0-	-0-	-0-	-0-	-0-	4,686.36
	2007	20,307.56	-0-	7.00	-0-	-0-	-0-	-0-	20,314.56
	2006	20,307.56	-0-	-0-	-0-	-0-	-0-	-0-	20,307.56
Marisu Neel (3), Director	FY 2008 to date	1,600.00	-0-	-0-	-0-	-0-	-0-	-0-	1,600.00
	2007	6,166.75	-0-	7.00	-0-	-0-	-0-	2,013.00	8,186.75
	2006	7,686.49	-0-	-0-	-0-	-0-	-0-	1,750.00	9,436.49
Sandra Neel (4), Treasurer/Director	FY 2008 to date	1,562.10	-0-	-0-	-0-	-0-	-0-	-0-	1,562.10
	2007	6,769.10	-0-	7.00	-0-	-0-	-0-	-0-	6,776.10
	2006	6,769.10	-0-	-0-	-0-	-0-	-0-	-0-	6,769.10

(1) There is no employment contract with Jerry “Jake” Neel, Jr. at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

(2) There is no employment contract Jerry Neel, Sr. at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

(3) There is no employment contract with Marisu Neel at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

(4) There is no employment contract with Sandra Neel at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

Additional Compensation of Directors

All of our directors are unpaid.  On October 11, 2006, the Board of Directors authorized the issuance of stock awards of 700 shares at par value for each Officer and Director for accepting their officer and director positions.  Compensation for the future will be determined when and if additional funding is obtained.

Board of Directors and Committees

Currently, our Board of Directors consists of Mr. Jerry Neel, Jr., Mr. Jerry Neel, Sr., Marisu Neel and Sandra Neel. We are not actively seeking additional board members. At present, the Board of Directors has not established any committees.

Employment Agreements

Currently, we have no employment agreements with any of our Directors or Officers.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of November 15, 2006, and our officers and directors, individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees, if applicable. Subject to community property laws, where applicable, the persons or entities named in Table 1.0 (See "Selling Security Holders") have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Table 8.0 Beneficial Ownership

		Amount and Nature of Beneficial Ownership		Percent of Class (1) (2)
Title of Class	Name and Address of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering
Common Stock	Jerry Neel, Jr. (1) 10708 Kent Ct. Ft. Smith, AR 72908	1,028,000	828,000	60.97%	49.11%
Common Stock	Jerry Neel, Sr. 3619 Southview Dr. Ft. Smith, AR 72903	28,000	0	1.66%	0.00%
Common Stock	Marisu Neel 10708 Kent Ct. Ft. Smith, AR 72908	28,000	0	1.66%	0.00%
Common Stock	Sandra Neel 3619 Southview Dr. Ft. Smith, AR 72903	28,000	0	1.66%	0.00%
Common Stock	All Executive Officers and Directors as a Group (1)	1,112,000	828,000	65.95%	49.11%

(1) The percentages are based on a Before-Offering total of 1,686,000 shares of common stock issued and outstanding as of the date of this prospectus and the assumption that all of the 858,000 shares that we are registering for our selling security holders' shares are sold.

(2) All of the figures presented have given retroactive effect to the stock split that occurred on November 15, 2006.

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DESCRIPTION OF SECURITIES

General

We are authorized to issue up to 100,000,000 shares of common stock, $0.01 par value per share, of which 1,686,000 shares are issued and outstanding.

Common Stock

Subject to the rights of holders of preferred stock, if any, holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our Board of Directors out of funds legally available therefore. There are presently no plans to pay dividends with respect to the shares of our common stock. Upon our liquidation, dissolution or winding up, after payment of creditors and the holders of any of our senior securities, including preferred stock, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock. The common stock is not subject to any liability for further assessments. There are no conversion or redemption privileges or any sinking fund provisions with respect to the common stock and the common stock is not subject to call. The holders of common stock do not have any pre-emptive or other subscription rights.

Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

All of the issued and outstanding shares of common stock are fully paid, validly issued and non-assessable as determined by our legal counsel, Diane J. Harrison, Esq. whose opinion appears elsewhere as an exhibit to this prospectus.

Preferred Stock

We currently have no provisions to issue preferred stock.

Debt Securities

We currently have no provisions to issue debt securities.

Warrants

We currently have no provisions to issue warrants.

Dividend

We have paid no cash dividends on our common stock in the years 2003, 2004, 2005, and 2006. We anticipate that any earnings, in the foreseeable future, will be retained for development and expansion of our business and we do not anticipate paying any further cash dividends in the near future. Our Board of Directors has sole discretion to pay cash dividends with respect to our common stock based on our financial condition, results of operations, capital requirements, contractual obligations, and other relevant factors.

Shares Eligible for Future Sale

Upon the effectiveness of the registration statement, of which this prospectus forms a part, we will have 858,000 outstanding common shares registered for sale by the selling shareholders in accordance with the Securities Act of 1933.  Prior to this registration, no public trading market has existed for shares of our common stock. The sale or availability for sale, of substantial amounts of common stock in the public trading market could adversely affect the market prices for our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Island Stock Transfer, Inc., 200 2nd Avenue South, Suite 300N, St. Petersburg, Florida 33701.

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INTEREST OF NAMED EXPERTS AND COUNSEL

Randall N. Drake, C.P.A., independent certified public accountants, whose reports appear elsewhere in this registration statement, was paid in cash for services rendered. Therefore, they have no direct or indirect interest in us. Drake's report is given based on their authority as an expert in accounting and auditing.  Randall N. Drake, C.P.A. has provided audited financials for J-Kan, Inc. for July 31, 2007 and July 31, 2006 and interim financial statement for the three months ending October 31, 2007 and October 31, 2006.  The dates of the reports for the audited financials are November 27, 2007 and for the reviewed financials is January 12, 2008.

Diane J. Harrison, Esq., is the counsel who has given an opinion on the validity of the securities being registered which appears elsewhere in this registration statement has no direct or indirect interest in us.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Article 27 Section 4-27-850 of the Arkansas Business Corporations Act of 1987, does permit us to indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate and to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Our By-Laws, Article X, Section 3, do permit us to indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate and to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of J-Kan, Inc. pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is unenforceable.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for J-Kan, Inc. by Diane J. Harrison, Esq., 6860 Gulfport Blvd. South, PMB 162, South Pasadena, Florida 33707.

EXPERTS

Certain of the financial statements of J-Kan, Inc. included in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited by Randall N. Drake, C.P.A., whose reports thereon appear elsewhere herein and in the registration statement.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On September 8, 2006, we engaged Randall N. Drake, ("Drake") as our independent auditor. They are our first auditor and we have had no disagreements with Drake on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, in connection with its reports.

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WHERE YOU CAN FIND MORE INFORMATION

We will file reports and other information with the U.S. Securities and Exchange Commission. You may read and copy any document that we file at the SEC's public reference facilities at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings will be available to you free of charge at the SEC's web site at www.sec.gov.

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FINANCIAL STATEMENTS

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Randall N. Drake, C.P.A., P.A.

1981 Promenade Way

Clearwater, Florida 33760

Phone: (727) 536-4863

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of J-Kan, Inc. and Subsidiary

We have reviewed the accompanying balance sheet of J-Kan, Inc. and subsidiary as of October 31, 2007 and 2006 and the related statements of operations, stockholder’s equity and cash flows for the three months ended October 31, 2007 and 2006. These financial statements are the responsibility of the company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

Randall N. Drake, CPA, PA
Randall N. Drake, CPA, PA

Clearwater, Florida

January 12, 2008

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J-KAN, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
OCTOBER 31, 2007 AND 2006
UNAUDITED

	2007	2006

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 39,907	$ 44,150
Accounts receivable	14,618	13,474
Inventory	8,950	9,180
Prepaid income taxes	12,095	-

Total Current Assets	75,570	66,804

PROPERTY AND EQUIPMENT
Vehicles	111,140	155,697
Storage buildings	1,589	2,943
Equipment	105,568	217,165
Furniture and fixtures	8,550	107,714
Signs	12,110	15,727
Leasehold improvements	27,889	47,899
	266,846	547,145

Less accumulated depreciation	167,226	403,082

	99,620	144,063

OTHER ASSETS
Deposits and memberships	3,281	3,281
Accounts receivable - stockholder	15,233	982

	18,514	4,263

Total Assets	$ 193,704	$ 215,130

See Accompanying Notes and Accountants’ Report

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J-KAN, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
OCTOBER 31, 2007 AND 2006
UNAUDITED

	2007	2006

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Current portion of long-term debt	$ 15,665	$ 29,797
Note payable - stockholder	19,500	4,500
Accounts payable	100,191	93,179
Accrued payroll	23,322	18,598
Accrued payroll taxes withheld and payable	3,170	3,157
Accrued interest	-	750
Accrued expenses	20,140	21,288

Total Current Liabilities	181,988	171,269

LONG-TERM LIABILITIES
Long-term debt	5,295	20,961
Deferred tax liability	9,000	11,000

Total Long-Term Liabilities	14,295	31,961

Total Liabilities	196,283	203,230

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $.01 par value;
authorized 100,000,000; issued
and outstanding 1,686,000 and
1,056,000 shares, respectively	843	528
Retained earnings (deficit)	(3,422)	11,372

Total Stockholders' Equity (Deficit)	(2,579)	11,900

Total Liabilities and
Stockholders' Equity (Deficit)	$ 193,704	$ 215,130

See Accompanying Notes and Accountants’ Report

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J-KAN, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED OCTOBER 31, 2007 AND 2006
UNAUDITED

	2007	2006
REVENUE
Restaurant and catering sales	$ 283,651	$ 283,077

OPERATING EXPENSES
Advertising	3,436	3,241
Automobile	4,808	4,504
Bank charges	4,732	4,020
Continuing education	-	524
Contract labor	754	116
Contributions	-	1,000
Depreciation	8,149	10,905
Dues and subscriptions	755	105
Insurance, general	4,104	4,888
Insurance, health	7,301	7,892
Insurance, life	1,850	1,850
Laundry, linen and uniforms	2,615	1,236
Legal and accounting	18,134	15,481
Miscellaneous	196	550
Payroll taxes	6,442	7,775
Postage	104	-
Purchases	135,762	102,155
Rent	12,950	16,574
Repairs and maintenance	2,575	3,934
Salaries	74,881	70,737
Security	231	220
Supplies	4,356	4,350
Taxes and licenses	3,928	4,268
Telephone	3,158	3,416
Travel and entertainment	1,687	506
Utilities	8,989	10,767
	311,897	281,014

INCOME (LOSS) FROM OPERATIONS	(28,246)	2,063

OTHER (EXPENSE)
Interest expense	(364)	(799)
	(364)	(799)

INCOME (LOSS) BEFORE BENEFIT (PROVISION)
FOR INCOME TAXES	(28,610)	1,264

BENEFIT (PROVISION) FOR INCOME TAXES	(2,000)	1,000

NET INCOME (LOSS)	$ (30,610)	$ 2,264

NET INCOME (LOSS) PER SHARE OF
COMMON STOCK	$ (0.018)	$ 0.002

See Accompanying Notes and Accountants’ Report

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J-KAN, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES
IN STOCKHOLDERS' EQUITY (DEFICIT)
THREE MONTHS ENDED OCTOBER 31, 2007 AND 2006
UNAUDITED

			Retained	Total
	Common Stock		Earnings	Stockholders'
	Shares	Amount	(Deficit)	Equity (Deficit)

BALANCE, JULY 31, 2006	1,000,000	$ 500	$ 9,108	$ 9,608

Net Income	-	-	2,264	2,264

Issue of common stock (Note 1)	2,800	28	-	28

20:1 stock split (Note 1)	53,200	-	-	-

BALANCE, OCTOBER 31, 2006	1,056,000	$ 528	$ 11,372	$ 11,900

BALANCE, JULY 31, 2007	1,686,000	$ 843	$ 27,188	$ 28,031

Net Loss	-	-	(30,610)	(30,610)

BALANCE, OCTOBER 31, 2007	1,686,000	$ 843	$ (3,422)	$ (2,579)

See Accompanying Notes and Accountants’ Report

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J-KAN, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED OCTOBER 31, 2007 AND 2006
UNAUDITED
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(30,610)	$ 2,264
Adjustments to reconcile net income (loss) to net cash
from operating activities:
Depreciation	8,149	10,905
Deferred income taxes	2,000	(1,000)
Issuance of common stock	-	28
Changes in:
Accounts receivable	(3,193)	20
Inventory	-	(405)
Prepaid excise taxes	832	-
Prepaid income taxes	(791)	-
Accounts payable	37,140	69,543
Income taxes payable	-	(10,205)
Accrued payroll	6,513	3,794
Accrued payroll taxes withheld and payable	(2,090)	(7,941)
Accrued expenses	(4,252)	-

Total adjustments	44,308	64,739

Net Cash From Operating Activities	13,698	67,003

CASH FLOWS FROM INVESTING ACTIVITIES
Change in accounts receivable - stockholder	5,927	-
Purchases of property and equipment	-	(6,557)

Net Cash From (Used For) Investing Activities	5,927	(6,557)

CASH FLOWS FROM FINANCING ACTIVITIES
Change in note payable - stockholder	-	(15,000)
Principal payments on long-term debt	(4,409)	(8,239)

Net Cash (Used For) Financing Activities	(4,409)	(23,239)

NET CHANGE IN CASH AND CASH EQUIVALENTS	15,216	37,207

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	24,691	6,943

CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 39,907	$ 44,150

See Accompanying Notes and Accountants’ Report

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J-KAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2007 AND 2006

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

J-Kan, Inc. (the Company) was incorporated on September 4, 1998 in Arkansas.  Neel’s Food Services, Inc., a wholly owned subsidiary, operates as Jerry Neel’s BBQ Restaurants.  The Company’s operations are in Fort Smith, Arkansas and the surrounding areas.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary.  All significant intercompany accounts and transactions have been eliminated.

Basis of Accounting

The Company’s policy is to prepare its financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.  Revenues, net of sales tax, are recognized in the period in which they are earned.  Expenses are recognized in the period in which they are incurred.

Property and Equipment

Property and equipment is stated at cost.  Depreciation of property and equipment is computed on the straight-line basis over the estimated useful lives of the assets, which range from five to thirty-one and one half years.  At October 31, 2007 and 2006, the Company had fully depreciated assets with an approximate cost of $88,000 and $317,000 respectively, which were still in service.

Inventory

Inventory is stated at the lower of cost (first-in, first-out method) or market.  At October 31, 2007 and 2006, inventory consisted of food, beverage, and paper goods.

Deferred Income Taxes

Deferred income taxes are calculated for certain transactions and events because of differing treatments under accounting principles generally accepted in the United States of America and the currently enacted tax laws of the Federal and state governments.  The results of these differences on a cumulative basis, known as temporary differences, result in the recognition and measurement of deferred tax assets and liabilities in the accompanying Consolidated Balance Sheets.  See Note 3 for further details.

Cash Equivalents

For purposes of the Consolidated Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.  At October 31, 2007 and 2006, the Company had no cash equivalents.

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J-KAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2007 AND 2006

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Advertising and Promotions

The Company follows the policy of charging advertising and promotions to expense as incurred.

SFAS No. 144

Statement of Financial Accounting Standards (SFAS) No. 144 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  The adoption of SFAS No. 144 has not materially affected the Company’s reported earnings, financial condition or cash flows.

Accounts Receivable

The Company considers accounts receivable to be fully collectible.  Accordingly, no allowance for doubtful accounts is deemed necessary.  If accounts become uncollectible, they will be charged to operations when that determination is made.  Determination of uncollectibility is made by management based on knowledge of individual customers and consideration of such factors as current economic conditions.  Credit extended to customers is generally uncollateralized.  Past-due status is based on contractual terms.  Past-due accounts are not charged interest.

Net Income Per Share of Common Stock

Net income per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during each year.  The net income (loss) per share of common stock was ($0.018) and $0.002, respectively, for the three months ended October 31, 2007 and 2006 based on the weighted average of outstanding common stock of 1,686,000 and 1,012,782 shares, respectively.

Reclassification

Certain accounts and amounts in the prior period financial statements have been reclassified for comparative purposes to conform with the presentation in the current period financial statements.

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J-KAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2007 AND 2006

NOTE 2:  RELATED PARTY TRANSACTIONS

At October 31, 2007 and 2006, the Company had a note payable of $19,500 and $4,500, respectively, to the stockholder.  This note is unsecured, non-interest bearing, and no formal repayment arrangements have been established with the stockholder.

At October 31, 2007 and 2006, the Company had a receivable from stockholder of $15,233 and $982, respectively.  This receivable is unsecured, non-interest bearing, and no repayment terms have been established.

The Company leases a building from a stockholder under an operating lease. The lease requires monthly payments of $4,000 per month for a period of seven years beginning November 1, 2003. The Company is required to pay all executory costs such as property taxes, maintenance, and insurance on the property under lease. Rent paid to a related party for the three months ended October 31, 2007 and 2006, amounted to $12,000 and $16,000, respectively.  Rent payable to related party for each of the three months ended October 31, 2007 and 2006 amounted to $14,000.

At October 31, 2007, the minimum lease payments under the terms of the lease agreement were as follows:

Twelve month period ending October 31,

2008	48,000
2009	48,000
2010	12,000

At October 31, 2007 and 2006, one shareholder owned approximately 60% and 100%, respectively, of the Company’s outstanding common stock and had the effective power to control the vote on substantially all significant matters without the approval of the other stockholders.

NOTE 3:  INCOME TAXES

The Company utilizes a liability approach to financial accounting and reporting for income taxes.  The difference between the financial statement and tax bases of assets and liabilities is determined annually.  Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce deferred tax asset accounts to the amounts that will more likely than not be realized.  No valuation allowance was deemed necessary by management as of October 31, 2007 and 2006.  Income tax expense is the current tax payable or refundable for the period, plus or minus the net change in the deferred tax asset and liability accounts.

The benefit (provision) for income taxes consists of the following:

2007

2006

Deferred Taxes

$

(2,000)

$

1,000

The net deferred tax amounts included in the accompanying Consolidated Balance Sheets include the following:

2007

2006

Deferred tax liability – noncurrent

$

(9,000)

$

(11,000)

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J-KAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2007 AND 2006

NOTE 3:  INCOME TAXES - CONTINUED

The deferred tax liability results from the use of accelerated methods of depreciation of property and equipment for tax purposes.

The provision for income taxes differs from that computed by applying Federal statutory rates to income before provision for income taxes because of the effects of graduated tax rates, state income taxes, and nondeductible expenses.

Income taxes paid during each year ended October 31, 2007 and 2006 amounted to $-0- and $10,205, respectively.

NOTE 4:  LONG-TERM DEBT

Long-term debt consists of:

2007

2006

Note payable to related parties, uncollateralized,

  due in annual installments

$

3,223

$

3,223

6.25% Note payable to bank, collateralized

  by automobile, due in monthly installments

  of $992, including interest

-

$

8,696

2.9% Note payable to GMAC, collateralized

  by automobile, due in monthly installments

  of $596, including interest

12,178

$

18,820

8.96% Note payable to bank, collateralized

  by automobile, due in monthly installments

  of $1,416, including interest

 $

5,559

 $

20,019

20,960

50,758

 Less current portion

15,665

29,797

$

5,295

$

20,961

Long-term debt maturities are as follows:

Twelve month period ending October 31,

2008

$

15,665

2009

5,295

Interest paid during the years ended October 31, 2007 and 2006 amounted to $364 and $799, respectively.

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J-KAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2007 AND 2006

NOTE 5:  CURRENT ACCOUNTING DEVELOPMENTS

The Financial Accounting Standards Board (FASB) has issued Statements of Financial Accounting Standards (Statement) No. 151 (As Amended), “Inventory Costs”. This Statement requires a company to allocate fixed production overhead costs to inventory based on the normal capacity of the production facilities, and to record abnormal amounts of idle facility expense, freight, handling costs, and wasted materials as current-period charges. The Company does not manufacture inventory and the adoption of this standard has not materially affected the Company’s reported earnings, financial condition or cash flows as of or for the three months ended October 31, 2007 and 2006.

The Financial Accounting Standards Board (FASB) has issued FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations”.  This Interpretation requires a company to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated.  The Company is not aware of any potential liability for asset retirement obligation, and adoption of this accounting standard has not materially affected the Company’s reported earnings, financial condition or cash flows as of or for the three months ended October 31, 2007 and 2006.

The Financial Accounting Standards Board (FASB) has issued Statements of Financial Accounting Standards (Statement) No. 154, “Accounting Changes and Error Corrections”. This Statement requires a company to retrospectively apply changes in accounting principles to prior periods’ financial statements, unless it is impractical to determine either the period-specific effects or the cumulative effect of the change.  When it is impractical to determine either the period-specific effects of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practical and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement.  The Company adopted this accounting standard on January 1, 2005.  The adoption of this standard resulted in no material changes to the Company’s financial statements as of and for the three months ended October 31, 2007 and 2006.

NOTE 6:  FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company uses the following methods and assumptions to estimate the fair value of each class of financial instruments for which it is practical to estimate such value:

Cash and cash equivalents -The carrying amount approximates fair value because of the short maturity of those instruments.

Accounts receivable - The carrying value of accounts receivable approximates fair value due to their short-term nature and historical collectibility.

Accounts payable - The carrying value of accounts payable approximates fair value due to the short-term nature of the obligations.

Long-term debt - The fair value of the Company’s long-term debt is estimated by discounting the future cash flow using the Company’s current borrowing rates for similar types and maturities of debt.

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J-KAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2007 AND 2006

NOTE 6:  FAIR VALUE OF FINANCIAL INSTRUMENTS - CONTINUED

The estimated fair values of the Company’s financial instruments as of October 31, 2007 and 2006 are as follows:

    2007

        2006

Carrying

Fair

Carrying

Fair

Amount

Value

Amount

Value

Cash and cash equivalents

$ 39,907

$ 39,907

$ 44,150

$ 44,150

Accounts receivable

14,618

14,618

13,474

13,474

Accounts payable

(100,191)

(100,191)

(93,179)

(93,179)

Long-term debt

(20,960)

(20,960)

(50,758)

(50,758)

The company determined the estimated fair value amounts by using available market information and commonly accepted valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company or holders of the instruments could realize in a current market exchange. The use of different assumptions and/or estimation methodologies may have a material effect on the estimated fair values.

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J-KAN, INC. AND SUBSIDIARY

SELECTED INFORMATION

OCTOBER 31, 2007 AND 2006

NOTE 1:  STOCK TRANSACTIONS

On October 11, 2006, the Company’s Board of Directors filed to amend and restate the Company’s Articles of Incorporation to change the number of authorized shares of common stock from 4,000 to 100,000,000.  Also included in this filing was a change in the common stock par value from $1.00 to $.01.  An additional 49,500 shares of stock were issued to the stockholder resulting in no change to the dollar amount of common stock outstanding.  These transactions are reflected in the beginning balances on the Consolidated Statements of Changes in Stockholders’ Equity.

Also, on October 11, 2006, the Company’s Board of Directors issued 2,800 shares of common stock in exchange for services.

During November 2006, the Company’s Board of Directors authorized the issuance of stock subscriptions for a total of 31,500 shares to be issued at $.01 per share.

On December 9, 2006, the Company’s Board of Directors authorized a 20:1 forward split of its common stock resulting in 1,686,000 shares of stock being issued and outstanding as of that date.  All share data has been adjusted to reflect this stock split.

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Randall N. Drake, C.P.A., P.A.

1981 Promenade Way

Clearwater, Florida 33760

Phone: (727) 536-4863

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of J-Kan, Inc. and subsidiary:

We have audited the accompanying balance sheet of J-Kan, Inc. and subsidiary as of July 31, 2007 and 2006 and the related statements of operations, stockholders’ equity, and cash flows for the years ended July 31, 2007 and 2006. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of J-Kan, Inc. and subsidiary as of July 31, 2007 and 2006 and the results of its operations and its cash flows for the year ended July 31, 2007 and 2006 in conformity with accounting principles generally accepted in the United States of America.

Randall N. Drake, CPA, PA Randall N. Drake, CPA, PA

Clearwater, Florida

November 27, 2007

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J-KAN, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
JULY 31, 2007 and 2006

	2007	2006

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 24,691	$ 6,943
Accounts receivable	11,425	13,494
Inventory	8,950	8,775
Prepaid excise taxes	832
Prepaid income taxes	11,304

Total Current Assets	57,202	29,212

PROPERTY AND EQUIPMENT
Vehicles	111,140	155,697
Storage buildings	1,589	2,943
Equipment	105,568	214,608
Furniture and fixtures	8,550	107,714
Signs	12,110	14,727
Leasehold improvements	27,889	44,899

	266,846	540,588
Less accumulated depreciation	159,077	392,177

Total property and equipment	107,769	148,411

OTHER ASSETS
Deposits and memberships	3,281	3,281
Accounts receivable - stockholder	21,160	982

Total other assets	24,441	4,263

Total Assets	$ 189,412	$ 181,886

See Accompanying Notes and Accountants’ Report

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J-KAN, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
JULY 31, 2007 and 2006

	2007	2006

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Current portion of long-term debt	$ 18,334	$ 33,517
Note payable - stockholder	19,500	19,500
Accounts payable	63,051	23,636
Income taxes payable	-	10,205
Accrued payroll	16,809	14,804
Accrued payroll taxes withheld and payable	5,260	11,098
Accrued interest	-	750
Accrued expenses	24,392	21,288

Total Current Liabilities	147,346	134,798

LONG-TERM LIABILITIES
Long-term debt	7,035	25,480
Deferred tax liability	7,000	12,000

Total Long-Term Liabilities	14,035	37,480

Total Liabilities	161,381	172,278

STOCKHOLDERS' EQUITY
Common stock, $.01 par value;
authorized 100,000,000; issued
and outstanding 1,686,000 and
1,000,000 shares, respectively	843	500
Retained earnings	27,188	9,108

Total Stockholders' Equity	28,031	9,608

Total Liabilities and
Stockholders' Equity	$ 189,412	$ 181,886

See Accompanying Notes and Accountants’ Report

Return to J-Kan Inc. Table of Contents

J-KAN, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED JULY 31, 2007 AND 2006

	2007	2006
REVENUE
Restaurant and catering sales	$1,086,339	$1,145,813
Gain on disposal of equipment	5,038	3,573

	1,091,377	1,149,386

OPERATING EXPENSES
Advertising	11,218	16,094
Automobile	9,833	12,483
Bank charges	16,358	15,103
Continuing education	524	3,152
Contract labor	1,414	504
Contributions	3,000	3,515
Depreciation	39,001	37,893
Dues and subscriptions	1,457	1,335
Insurance, general	18,642	19,990
Insurance, health	31,744	27,536
Insurance, life	7,400	9,203
Laundry, linen and uniforms	3,876	3,739
Legal and accounting	100,684	16,740
Miscellaneous	-	800
Payroll taxes	22,608	25,631
Postage	439	446
Purchases	394,022	443,284
Rent	55,559	51,956
Repairs and maintenance	13,313	18,424
Salaries	263,712	316,683
Security	796	961
Supplies	14,924	15,967
Taxes and licenses	4,796	4,990
Telephone	14,660	13,785
Travel and entertainment	5,348	6,846
Utilities	38,504	39,115
	1,073,832	1,106,175

INCOME (LOSS) FROM OPERATIONS	17,545	43,211
OTHER INCOME (EXPENSE)
Interest income	1,646	927
Interest expense	(2,106)	(3,470)

	(460)	(2,543)
INCOME (LOSS) BEFORE BENEFIT
FOR INCOME TAXES	17,085	40,668

BENEFIT (PROVISION) FOR INCOME TAXES	995	(15,216)

NET INCOME (LOSS)	$ 18,080	$ 25,452

EARNINGS PER SHARE	0.012	0.025

See Accompanying Notes and Accountants’ Report

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J-KAN, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES
IN STOCKHOLDERS' EQUITY (DEFICIT)
YEARS ENDED JULY 31, 2007 AND 2006

			Retained	Total
	Common Stock		Earnings	Stockholders'
	Shares	Amount	(Deficit)	Equity

BALANCE AUGUST 1, 2005	1,000,000	500	(16,344)	$ (15,844)

Net Income	-	-	25,452	25,452

BALANCE, JULY 31, 2006	1,000,000	$ 500	$ 9,108	$ 9,608

Net Income	-	-	18,080	18,080

Issue of common stock (Note 1)	2,800	28	-	28

Issue of common stock (Note 1)	31,500	315	-	315

20:1 stock split (Note 1)	651,700	-	-	-

BALANCE, JULY 31, 2007	1,686,000	$843	$27,188	$28,031

See Accompanying Notes and Accountants’ Report

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J-KAN, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED JULY 31, 2007 AND 2006

	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$ 18,080	$ 25,452
Adjustments to reconcile net income to net cash
from operating activities:
Depreciation	39,001	37,893
(Gain) on disposal of assets	(5,038)	(3,573)
Deferred income taxes	(5,000)	4,000
Changes in:
Accounts receivable	2,069	(4,278)
Inventory	(175)	450
Prepaid excise taxes	(832)	-
Prepaid income taxes	(11,304)	3,919
Accounts payable	39,415	1,224
Income taxes payable	(10,205)	10,205
Accrued payroll	2,005	1,041
Accrued payroll taxes withheld and payable	(5,838)	(6,351)
Accrued interest	(750)	(700)
Accrued expenses	3,104	21,288

Total adjustments	46,452	65,118

Net Cash From (Used For) Operating Activities	64,532	90,570

CASH FLOWS FROM INVESTING ACTIVITIES

Changes in accounts receivable - stockholder	(20,178)	(982)
Purchases of property and equipment	(23,380)	(50,964)
Proceeds from disposition of equipment	30,059	11,000

Net Cash From Investing Activities	(13,499)	(40,946)

CASH FLOWS FROM FINANCING ACTIVITIES
Change in bank overdraft	-	(25,076)
Issuance of common stock	343	-
Proceeds from issuance of long-term debt	-	41,014
Principal payments on long-term debt	(33,628)	(58,619)

Net Cash From (Used For) Financing Activities	(33,285)	(42,681)

NET CHANGE IN CASH AND CASH EQUIVALENTS	17,748	6,943
CASH AND CASH EQUIVALENTS, BEG. OF PERIOD	6,943	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 24,691	$ 6,943

See Accompanying Notes and Accountants’ Report

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J-KAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2007 AND 2006

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

J-Kan, Inc. (the Company) was incorporated on September 4, 1998 in Arkansas.  Neel’s Food Services, Inc., a wholly owned subsidiary, operates as Jerry Neel’s BBQ Restaurants.  The Company’s operations are in Fort Smith, Arkansas and the surrounding areas.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary.  All significant intercompany accounts and transactions have been eliminated.

Basis of Accounting

The Company’s policy is to prepare its financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.  Revenues, net of sales tax, are recognized in the period in which they are earned.  Expenses are recognized in the period in which they are incurred.

Property and Equipment

Property and equipment is stated at cost.  Depreciation of property and equipment is computed on the straight-line basis over the estimated useful lives of the assets, which range from five to thirty-one and one half years.  At July 31, 2007 and 2006, the Company had fully depreciated assets with an approximate cost of $88,000 and $312,000 respectively, which were still in service.

Inventory

Inventory is stated at the lower of cost (first-in, first-out method) or market.  At July 31, 2007 and 2006, inventory consisted of food, beverage, and paper goods.

Deferred Income Taxes

Deferred income taxes are calculated for certain transactions and events because of differing treatments under accounting principles generally accepted in the United States of America and the currently enacted tax laws of the Federal and state governments.  The results of these differences on a cumulative basis, known as temporary differences, result in the recognition and measurement of deferred tax assets and liabilities in the accompanying Consolidated Balance Sheets.  See Note 3 for further details.

Cash Equivalents

For purposes of the Consolidated Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.  At July 31, 2007 and 2006, the Company had no cash equivalents.

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J-KAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2007 AND 2006

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Advertising and Promotions

The Company follows the policy of charging advertising and promotions to expense as incurred.

SFAS No. 144

Statement of Financial Accounting Standards (SFAS) No. 144 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  The adoption of SFAS No. 144 has not materially affected the Company’s reported earnings, financial condition or cash flows.

Accounts Receivable

The Company considers accounts receivable to be fully collectible.  Accordingly, no allowance for doubtful accounts is deemed necessary.  If accounts become uncollectible, they will be charged to operations when that determination is made.  Determination of uncollectibility is made by management based on knowledge of individual customers and consideration of such factors as current economic conditions.  Credit extended to customers is generally uncollateralized.  Past-due status is based on contractual terms.  Past-due accounts are not charged interest.

Net Income Per Share of Common Stock

Net income per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during each year.  The net income per share of common stock was $0.012 and $0.025, respectively, for the years ended July 31, 2007 and 2006 based on the weighted average of outstanding common stock of 1,450,724 and 1,000,000 shares, respectively.

Reclassification

Certain accounts and amounts in the prior year financial statements have been reclassified for comparative purposes to conform with the presentation in the current year financial statements.

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J-KAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2007 AND 2006

NOTE 2:  RELATED PARTY TRANSACTIONS

At July 31, 2007 and 2006 the Company had a note payable of $19,500 to the stockholder.  This note is unsecured, non-interest bearing, and no formal repayment arrangements have been established with the stockholder.  Repayment of the note is not anticipated within the current period.

At , the Company had a receivable from stockholder of $21,160 and $982, respectively.  This receivable is unsecured, non-interest bearing, and no repayment terms have been established.

The Company leases a building from a stockholder under an operating lease. The lease requires monthly payments of $4,000 per month for a period of seven years beginning November 1, 2003. The Company is required to pay all executory costs such as property taxes, maintenance, and insurance on the property under lease. Rent paid to a related party for the year ended , amounted to $52,000 and $34,000, respectively.  Rent payable to related party at July 31, 2007 and 2006 amounted to $10,000 and $14,000, respectively.

At , the minimum lease payments under the terms of the lease agreement were as follows:

Year ending July,

2007	$ 48,000
2008	48,000
2009	48,000
2010	48,000
2011	12,000

At , one shareholder owned approximately 60% and 100%, respectively, of the Company’s outstanding common stock and had the effective power to control the vote on substantially all significant matters without the approval of the other stockholders.

NOTE 3:  INCOME TAXES

The Company utilizes a liability approach to financial accounting and reporting for income taxes.  The difference between the financial statement and tax bases of assets and liabilities is determined annually.  Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce deferred tax asset accounts to the amounts that will more likely than not be realized.  No valuation allowance was deemed necessary by management as of July 31, 2007 and 2006.  Income tax expense is the current tax payable or refundable for the period, plus or minus the net change in the deferred tax asset and liability accounts.

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J-KAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2007 AND 2006

NOTE 3:  INCOME TAXES – CONTINUED

The benefit (provision) for income taxes consists of the following:

2007

2006

Current taxes

$

(4,005)

$

(11,216)

Deferred Taxes

5,000

(4,000)

$

$

(15,216)

The net deferred tax amounts included in the accompanying Consolidated Balance Sheets include the following:

2007

2006

Deferred tax liability – noncurrent

$

7,000

$

12,000

The deferred tax liability results from the use of accelerated methods of depreciation of property and equipment for tax purposes.

The provision for income taxes differs from that computed by applying Federal statutory rates to income before provision for income taxes because of the effects of graduated tax rates, state income taxes, and nondeductible expenses.

Income taxes paid during each year ended  amounted to $25,514 and $8,792, respectively.

NOTE 4:  LONG-TERM DEBT

Long-term debt consists of:

2007

2006

Note payable to related parties, uncollateralized,

  due in annual installments

$

3,223

$

3,223

6.25% Note payable to bank, collateralized

  by automobile, due in monthly installments

  of $992, including interest

-

11,506

2.9% Note payable to GMAC, collateralized

  by automobile, due in monthly installments

  of $596, including interest

13,869

20,507

8.96% Note payable to bank, collateralized

  by automobile, due in monthly installments

  of $1,416, including interest

8,277

23,761

25,369

58,997

 Less current portion

18,334

33,517

$

7,035

$

25,480

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J-KAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2007 AND 2006

NOTE 4:  LONG-TERM DEBT – CONTINUED

Long-term debt maturities are as follows:

Year ending July 31,

2008

$

18,334

2009

7,035

Interest paid during the years ended  amounted to $2,856 and $4,170, respectively.

NOTE 5:  NONCASH INVESTING AND FINANCING ACTIVITIES

The Company had noncash investing  activities during the years ended  as follow:

Purchase price of property and equipment

$

23,380

$

50,964

Cash paid

(23,380)

(9,950)

Amount financed

-

(41,014)

Proceeds from equipment disposed

30,059

11,000

Original cost of equipment disposed

(297,122)

(26,171)

Accumulated depreciation on equipment disposed

 272,101

 18,744

Gain on disposal of equipment

 (5,038)

 (3,573)

$

-

$

   -

NOTE 6:  CURRENT ACCOUNTING DEVELOPMENTS

The Financial Accounting Standards Board (FASB) has issued Statements of Financial Accounting Standards (Statement) No. 151 (As Amended), “Inventory Costs”. This Statement requires a company to allocate fixed production overhead costs to inventory based on the normal capacity of the production facilities, and to record abnormal amounts of idle facility expense, freight, handling costs, and wasted materials as current-period charges. The Company does not manufacture inventory and the adoption of this standard has not materially affected the Company’s reported earnings, financial condition or cash flows as of or for the years ended .

The Financial Accounting Standards Board (FASB) has issued FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations”.  This Interpretation requires a company to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated.  The Company is not aware of any potential liability for asset retirement obligation, and adoption of this accounting standard has not materially affected the Company’s reported earnings, financial condition or cash flows as of or for the years ended .

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J-KAN, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2007 AND 2006

NOTE 6:  CURRENT ACCOUNTING DEVELOPMENTS – CONTINUED

The Financial Accounting Standards Board (FASB) has issued Statements of Financial Accounting Standards (Statement) No. 154, “Accounting Changes and Error Corrections”. This Statement requires a company to retrospectively apply changes in accounting principles to prior periods’ financial statements, unless it is impractical to determine either the period-specific effects or the cumulative effect of the change.  When it is impractical to determine either the period-specific effects of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practical and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement.  The Company adopted this accounting standard on January 1, 2005.  The adoption of this standard resulted in no material changes to the Company’s financial statements as of and for the years ended July 31, 2007 and July 31, 2006.

NOTE 7:  FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company uses the following methods and assumptions to estimate the fair value of each class of financial instruments for which it is practical to estimate such value:

Cash and cash equivalents -The carrying amount approximates fair value because of the short maturity of those instruments.

Accounts receivable - The carrying value of accounts receivable approximates fair value due to their short-term nature and historical collectibility.

Accounts payable - The carrying value of accounts payable approximates fair value due to the short-term nature of the obligations.

Long-term debt - The fair value of the Company’s long-term debt is estimated by discounting the future cash flow using the Company’s current borrowing rates for similar types and maturities of debt.

The estimated fair values of the Company’s financial instruments as of July 31, 2007 and 2006 are as follows:

Carrying

Fair

Carrying

Fair

Amount

Value

Amount

Value

Cash and cash equivalents

$ 24,691

$ 24,691

$ 6,943

$ 6,943

Accounts receivable

11,425

11,425

13,494

13,494

Accounts payable

(63,051)

(63,051)

(23,636)

(23,636)

Long-term debt

(25,369)

(25,369)

(58,997)

(58,997)

The company determined the estimated fair value amounts by using available market information and commonly accepted valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company or holders of the instruments could realize in a current market exchange. The use of different assumptions and/or estimation methodologies may have a material effect on the estimated fair values.

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J-KAN, INC. AND SUBSIDIARY

SELECTED INFORMATION

JULY 31, 2007 AND 2006

NOTE 1:  STOCK TRANSACTIONS

On October 11, 2006, the Company’s Board of Directors filed to amend and restate the Company’s Articles of Incorporation to change the number of authorized shares of common stock from 4,000 to 100,000,000.  Also included in this filing was a change in the common stock par value from $1.00 to $.01.  An additional 49,500 shares of stock were issued to the stockholder resulting in no change to the dollar amount of common stock outstanding.  These transactions are reflected in the beginning balances on the Consolidated Statements of Changes in Stockholders’ Equity.

Also, on October 11, 2006, the Company’s Board of Directors issued 2,800 shares of common stock in stock awards.

During November 2006, the Company’s Board of Directors authorized the issuance of stock subscriptions for a total of 31,500 shares to be issued at $.01 per share.

On December 9, 2006, the Company’s Board of Directors authorized a 20:1 forward split of its common stock resulting in 1,686,000 shares of stock being issued and outstanding as of that date.  All share data has been adjusted to reflect this stock split.

(Outside Back Cover Page Prospectus)

Until August 4, 2008 (120 days after the date of this prospectus), all dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

TABLE OF CONTENTS

PROSPECTUS SUMMARY
RISK FACTORS
A NOTE CONCERNING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DETERMINATION OF OFFERING PRICE
DILUTION
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
IMPACT OF THE "PENNY STOCK" RULES ON BUYING OR SELLING OUR COMMON STOCK
SELLING SECURITY HOLDERS
PLAN OF DISTRIBUTION
DESCRIPTION OF BUSINESS
LEGAL PROCEEDINGS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
AUDIT COMMITTEE
DISCLOSURE CONTROLS AND PROCEDURES
INTERNAL CONTROLS OVER FINANCIAL REPORTING
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DESCRIPTION OF SECURITIES
INTEREST OF NAMED EXPERTS AND COUNSEL
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
LEGAL MATTERS
EXPERTS
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
WHERE YOU CAN FIND MORE INFORMATION
FINANCIAL STATEMENTS

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Indemnification of Directors and Officers

Article 27 Section 4-27-850 of the Arkansas Business Corporations Act of 1987 permits corporations to indemnify a director, officer or control person of the corporation for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expense. Our Articles of Incorporation do include such a provision automatically indemnifying a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such.

Our By-Laws, Article X, Section 3, do permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether or not Arkansas law would permit indemnification. We have not obtained any such insurance at this time.

We have been advised that it is the position of the Securities and Exchange Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by J-Kan, Inc. in connection with the sale of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee and the Accounting Fees and Expenses:

Registration Fee	$180.40
Federal taxes, state taxes and fees	$0.00
Printing and Engraving Expenses	$1,750.00
Accounting Fees and Expenses	$72,000.00
Legal Fees and Expenses	$30,000.00
Transfer Agent's Fees and Expenses	$2,000.00
Miscellaneous	$1,000.00
Total	$106,930.40

We will bear all the costs and expenses associated with the preparation and filing of this registration statement including the registration fees of the selling security holders.

Recent Sales of Unregistered Securities

Set forth below is information regarding the issuance and sales of J-Kan, Inc.'s common stock without registration during the last three years. No sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities. The following securities of J-Kan, Inc. were issued by J-Kan within the past three (3) years and were not registered under the Securities Act of 1933:

(a)

On October 11, 2006 the Board of Directors authorized the sale of up to fifty thousand (50,000) additional shares of stock. The company sold thirty-one thousand five hundred (31,500) of the authorized fifty thousand (50,000) shares and then closed the sale of additional shares. The sale of stock to the following individuals was issued shares from the authorized capital stock for additional paid-in-capital. These shares were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 as the shares were not a part of a public offering. There was no distribution of a prospectus, private placement memorandum, or business plan to the public.  There was no information transmitted by electronic means or by use of the Internet.  Shares were sold to friends, family and personal business acquaintances of the President, Jerry Neel, Jr. Each individual had specific knowledge of the Company’s operation that was given to them personally by the President, Jerry Neel, Jr. Each individual is considered educated and informed concerning small investments, such as the $7.00 investment in our company. The sale of the shares occurred between November 21, 2006 and

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November 27, 2006. Upon receipt of the executed subscription agreements, the sale of any additional shares was closed by the Board of Directors.

(b)

Also on October 11, 2006, the Board of Directors authorized the issuance of 2,800 shares of common stock to the Board of Directors for services rendered.

(c)

The following table details the recent issuance of shares discussed in (a) and (b) above and gives effect to the forward stock split of 20:1 that occurred on December 9, 2006.

	October 11, 2006			November 21-27, 2006
Name of Stockholder	Shares Received	Date Shares Issued	Consideration	Shares Received	Date Shares Sold	Consideration
Jerry Neel, Jr.	14,000	10-11-2006	Services	14,000	11-27-2006	$7.00 Check
Marisu Neel	14,000	10-11-2006	Services	14,000	11-27-2006	$7.00 Check
Jerry Neel, Sr.	14,000	10-11-2006	Services	14,000	11-23-2006	$7.00 Check
Sandra Neel	14,000	10-11-2006	Services	14,000	11-23-2006	$7.00 Check
Rodney Neel				14,000	11-22-2006	$7.00 Check
Caroline Neel				14,000	11-23-2006	$7.00 Check
J. Scott Neel				14,000	11-23-2006	$7.00 Check
Dennis Neel				14,000	11-22-2006	$7.00 Check
Katelyn Neel				14,000	11-27-2006	$7.00 Check
Natalie Neel				14,000	11-27-2006	$7.00 Check
Paul W. Neel				14,000	11-22-2006	$7.00 Check
Eric K. Neel				14,000	11-22-2006	$7.00 Check
Michele Cardamore				14,000	11-27-2006	$7.00 Money Order
Nathan Cardamore				14,000	11-27-2006	$7.00 Money Order
Andrew Cardamore				14,000	11-27-2006	$7.00 Check
Jim Dowdy				14,000	11-27-2006	$7.00 Money Order
Angela Dowdy				14,000	11-27-2006	$7.00 Money Order
Janice Udouj				14,000	11-27-2006	$7.00 Check
Betty Schrader				14,000	11-26-2006	$7.00 Check
Steve Whitlock				14,000	11-27-2006	$7.00 Check
Herb Click				14,000	11-27-2006	$7.00 Check
Stephanie Click				14,000	11-27-2006	$7.00 Check
Darrell Hayes				14,000	11-27-2006	$7.00 Check
JoAnn Hayes				14,000	11-27-2006	$7.00 Check
Darrick W. Hatton				14,000	11-27-2006	$7.00 Check
Fonda Kirschner				14,000	11-27-2006	$7.00 Money Order
Greg Gipson				14,000	11-23-2006	$7.00 Check
Karen Gipson				14,000	11-23-2006	$7.00 Check
Sharron M. Burton				14,000	11-22-2006	$7.00 Money Order
Breck Hatcher				14,000	11-27-2006	$7.00 Check
Virginia Hatcher				14,000	11-27-2006	$7.00 Check
Sharon Bartsch				14,000	11-23-2006	$7.00 Check
Jerry D. Womack, Sr.				14,000	11-27-2006	$7.00 Money Order
Rebecca S. Little				14,000	11-27-2006	$7.00 Money Order
Melissa Real				14,000	11-24-2006	$7.00 Check
Joanna Albert				14,000	11-21-2006	$7.00 Check
Gail Phillips				14,000	11-24-2006	$7.00 Check
Maytha D. Reather				14,000	11-23-2006	$7.00 Check
Donna Grimes				14,000	11-21-2006	$7.00 Check
Gilbert A. Foster				14,000	11-23-2006	$7.00 Check
Kristan Lewellen				14,000	11-22-2006	$7.00 Check
Roger Hayward				14,000	11-27-2006	$7.00 Check
Sara M. Ash				14,000	11-27-2006	$7.00 Check

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James Fiske	14,000	11-22-2006	$7.00 Money Order
Becky DeVore	14,000	11-22-2006	$7.00 Money Order

Index of Exhibits

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B. All Exhibits are attached hereto unless otherwise noted.

Exhibit No.	Description
3(i)*	Certificate of Amendment
3(ii)*	Articles of Incorporation
3(iii)*	By-Laws
4*	Form of Stock Subscription Agreement
5.5	Opinion Regarding Legality and Consent of Counsel: by Diane J. Harrison, Esq.
10*	Building Lease
14*	Code of Ethics
15.5	Letter on Unaudited Interim Financial Information
23.5	Consent of Experts and Counsel: Independent Auditor's Consent by Randal N Drake, C.P.A.
*Exhibit previously provided

Undertakings

(1) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "calculation of registration fee" table in the effective registration statement.

 (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned Registrant according the foregoing provisions, or otherwise, the undersigned Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Ft. Smith, State of Arkansas, on February 6, 2008.

(Registrant) J-KAN, INC.
By: /s/ Jerry Neel, Jr.
Jerry Neel, Jr.
President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name	Title	Date
/s/ Jerry Neel, Jr.
Jerry Neel, Jr.	Principal Executive Officer, Principal Accounting Officer, Chief Financial Officer, Secretary, Chairman of the Board of Directors	February 6, 2008
/s/ Marisu Neel
Marisu Neel	Treasurer/Director	February 6, 2008
/s/ Jerry Neel, Sr.
Jerry Neel, Sr.	Director	February 6, 2008
/s/ Sandra Neel
Sandra Neel	Director	February 6, 2008

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